FORM OF MULTICANAL Bylaws After Court Approval of the APE.
----------------------------------------------------------

SECTION ONE: Corporate Name. The name of the Company is MULTICANAL S.A. The Company has its legal domicile in the jurisdiction of the City of Buenos Aires.

SECTION TWO: Term. The term of the Company shall be ninety-nine years counted as from the date of the registration thereof in the Public Registry of Commerce.

SECTION THREE: Corporate Purpose. The Company has as its corporate purpose: (a) The installation and operation of broadcasting services under the provisions of Law No. 22,285 or any other law that may amend or substitute such law in the future. In particular, the operation of broadcasting stations and emitters of supplementary closed-circuit television and community antennae, and modulated frequency closed-circuit radio services, cable systems, whether coded or not, aerial UHF, VHF, MMDS systems and any system whether existing now or to be created in the future for television and radio modulated frequency transmission and telephone services. (b) Satellite transmission, reception and operation, whether with a direct link or otherwise, data, videotext and teletext transmission, or any other current or future application of telecommunications subjects and electronics. (c) Public and private advertising and propaganda in any respects and manner, such as: radio, television, coded or uncoded cable, billboards, signals, printed mobile devices, cinematography or video films, and any other advertising means. To produce, promote, organize, direct and/or provide advice on radio, television or cinematography programs; hire technical employees and casts for the above purposes, purchase and sell rights related to such industry and to the performance, assembly and manufacturing of any items that may be necessary therefor. (d) Agency: to act as a representative, attorney in fact, or agent, and perform business management and administration duties directly related to advertising, propaganda and programming purposes. This corporate purpose shall be developed always in accordance with any provisions regulating broadcasting activities, in particular Law No. 22,285, as amended, and regulations thereunder; and any other law that may be applicable to matters included in the corporate purpose. For such purpose, the Company shall have full legal ability to acquire rights, incur obligations and perform any acts not prohibited by law or these Bylaws.

SECTION FOUR: Capital Stock. The capital stock is pesos 594,911,263, represented by: (i) 220,148,543 registered, non-endorsable, Class A ordinary shares, of a nominal value of one peso each and five (5) votes per share; (ii) 166,486,560 registered, non-endorsable, Class B ordinary shares, of a nominal value of one peso each and one (1) vote per share; and (iii) 208,276,160 registered, non-endorsable, Class C ordinary shares, of a nominal value of one peso each and one (1) vote per share. The capital stock may also consist of: (a) registered, non-endorsable, Class D ordinary shares, of a nominal value of one peso each and one (1) vote per share, which class of shares shall be initially issued by the Company upon conversion of Class A ordinary shares, Class B ordinary shares and/or Class C ordinary shares, and (b) preferred shares whose rights and description shall be determined by a resolution of a shareholders meeting. The creation of Class D ordinary shares upon conversion of Class A ordinary shares, Class B ordinary shares and/or Class C ordinary shares, at a one-to-one ratio, is authorized under these Bylaws. Until such time as the Company shall be admitted to the equity public offer system, the capital stock may be increased up to five times its amount by a resolution of a regular shareholders meeting, pursuant to Section 188 of Law No. 19,550. The minutes authorizing such increase shall be formalized as a public deed, published and registered, and communicated to the regulatory authority. As from the authorization for the public offer and listing on the Buenos Aires Stock Exchange of Class D ordinary shares (the only class of shares for which the Company may file an application for listing), the Company may not issue new Class A shares exceeding the amount thereof outstanding at such date, unless permitted by applicable law. Class A shares shall be in the form of certificated securities, and Class B, Class C and Class D ordinary shares shall be in book-entry form. The register of such book-entry shares shall be kept by Caja de Valores S.A. or another entity to be designated by the Company under the terms of Section 208 of Law No. 19,550. The Company has not adhered to the optional Mandatory Acquisition Public Offer statutory system contemplated by Section 24 of Decree No. 677/01.

SECTION FIVE: Authorized Events of Voluntary Conversion. The owners of Class A ordinary shares may convert their shares into Class B ordinary shares. The owners of Class A and Class B ordinary shares may convert their shares into Class D ordinary shares solely upon a sale or transfer of such Class A or Class B ordinary shares to a Third Party (subject to special liquidity rights in favor of owners of Class C ordinary shares provided under Section Eight of these Bylaws). The owners of Class C ordinary shares may freely convert their shares into Class D ordinary shares. For such purposes, the owners of Class A, Class B and/or Class C ordinary shares who voluntarily wish to convert their shares into Class B and/or Class D ordinary shares, in accordance with the above provisions of this Section, shall communicate their irrevocable decision to convert their shares by validly notifying the legal representative of the Company, enclosing, in the case of Class A ordinary shares, the certificates representing such shares. Notwithstanding the period provided by Section Twenty-one of these Bylaws for meetings of the board of directors to be convened, the legal representative shall, within five (5) business days after the receipt of a voluntary conversion notice, call a meeting of the Board of Directors to consider: (i) the voluntary conversion notice; (ii) the cancellation of the shares subject to the conversion; (iii) the issuance of new ordinary shares upon such conversion; (iv) if applicable, the registration of the cancellation of the Class A ordinary shares subject to the conversion in the Register of Shareholders of the Company; (v) a notice to the entity in charge of keeping the register of book-entry shares to make any relevant registration of the cancellation and issuance of shares; and (vi) a notice to the regulatory authority of the new composition of the capital stock. In any events of voluntary conversion provided by this Section, any conversion notices given to the Company shall remain subject to the consideration of the Board of Directors if they are submitted after the Company has called a shareholders meeting, in which event such applications shall be considered by the Board of Directors after such shareholders meeting has been held, except in the event of a conversion of Class C ordinary shares into Class D ordinary shares where the conversion notice has been given not less than twenty (20) days before the date set in the above-mentioned shareholders meeting notice for the meeting to be held, in which event the Board of Directors shall consider such conversion within the time period set forth in the preceding sentence. Once the Company has been admitted to the public offer system and the listing of shares shall have been authorized, the Board of Directors shall give notice to the Argentine Securities Commission and the Buenos Aires Stock Exchange of any conversions made, so that they may approve an increase in the amount authorized for listing, as a result of the issuance of any new Class D ordinary shares.

SECTION SIX: Events of Mandatory Conversion. (A) Mandatory conversion of Class B ordinary shares. Class B ordinary shares shall be mandatorily converted to Class D ordinary shares if the owner thereof transfers such shares to a Third Party. Accordingly, except in the cases set forth in subparagraphs (x), (y) and (z) of this paragraph (A), if any owner of Class B ordinary shares wishes to transfer all or a part of its shares to a Third Party, it shall previously request from the Board of Directors the conversion of its Class B ordinary shares subject to the proposed transfer into Class D ordinary shares. For such purpose, the owners of Class B ordinary shares shall give the legal representative of the Company effective notice of their intention to transfer the whole or a part of the shares owned by them, stating in relation to the prospective purchaser and/or beneficiary of such ownership rights the following details: (a) if an individual: its first and last names, identity document, actual address and established domicile; (b) if a legal entity: its corporate name, corporate address and established domicile; (c) in both cases, if applicable, its taxpayer identification number; and (d) the amount and number of Class B ordinary shares that they intend to transfer. Notwithstanding the period provided in Section Twenty-one of these Bylaws for meetings of the board of directors to be convened, the legal representative shall, within five (5) business days after the receipt of such notice, call a meeting of the Board of Directors to consider: (i) the request of authorization for the transfer; (ii) the cancellation of the shares subject to the conversion as a result of the transfer for which authorization is sought; (iii) the issuance of new ordinary shares upon the mandatory conversion resulting from the transfer; (iv) a notice to the entity in charge of the register of book-entry shares to make any relevant registration of the cancellation and issue of shares; and (v) a notice to the regulatory authority of the new composition of the capital stock. The transfer of Class B ordinary shares to (x) an Affiliate of the Company; (y) any other owner of Class B ordinary shares; or (z) senior managers, directors or executive officers of the Company and/or the subsidiaries thereof, are not included among the events of mandatory conversion contemplated in this paragraph (A) of this Section, and accordingly the above notice is not required.

(B) Mandatory conversion of Class C ordinary shares. Class C ordinary shares shall be mandatorily converted into Class D ordinary shares if the owner thereof transfers and/or creates a security or property interest in such shares in favor of a Competitor or a direct or indirect owner of Class A or Class B ordinary shares. Accordingly, if any owner of Class C ordinary shares wishes to transfer and/or create a security interest in the whole or a part or its Class C ordinary shares, it shall give prior notice to the Board of Directors of its intention to transfer and/or create a lien on such shares. For such purpose, an owner of Class C ordinary shares shall give the legal representative of the Company valid notice of its intention to transfer and/or create a security or property interest in the whole or a part of the Class C ordinary shares owned by it, stating in relation to the prospective purchaser and/or beneficiary of such ownership rights the following details: (a) if an individual: its first and last names, identity document, actual address and established domicile; (b) if a legal entity: its corporate name, corporate address and established domicile, indicating the Controlling Group; (c) in both cases, if applicable, its taxpayer identification number; and (d) the amount and number of Class C ordinary shares that it intends to transfer and/or subject to a lien. Notwithstanding the period provided in Section Twenty-one of these Bylaws for meetings of the Board of Directors to be convened, the legal representative shall, within five (5) business days after the receipt of such notice, call a meeting of the Board of Directors to consider the application for the authorization of the transfer and/or creation of a security or property interest. If the Board of Directors determines that the transfer and/or creation of such security or property interest for which an authorization is sought is included within this event of mandatory conversion, the Board of Directors shall give effective notice to the owner of the Class C ordinary shares who has given the above-mentioned notice within five (5) business days after the meeting of the Board, that the intended transfer and/or creation of a security or property interest is included within the event of mandatory conversion provided by this paragraph. If notwithstanding the notice received from the Board of Directors the owner of such Class C ordinary shares gives the Company notice of the transfer and/or creation of a security or property interest as required for purposes of complying with Section 215 of Law No. 19,550 in relation to such transfer and/or creation of a security or property interest already considered by the Board of Directors, such shares shall be automatically converted into Class D ordinary shares, and the Board of Directors shall proceed to: (i) cancel the Class C ordinary shares subject to such automatic conversion; (ii) issue new Class D ordinary shares upon such mandatory conversion; (iii) give the entity in charge of the register of book-entry shares notice of such mandatory conversion, the cancellation of Class D ordinary shares subject to the conversion and the issuance of new Class D ordinary shares in the name of the designated transferee or of the owner of the Class C ordinary shares who has created a security or property interest thereon so that it may make any relevant registration; and to (iv) give notice to the regulatory authority of the new composition of the capital stock. If a security or property interest is created on Class C ordinary shares in favor of an individual or legal entity other than a Competitor or a direct or indirect owner of Class A or Class B ordinary shares, the beneficiary of such security or property interest shall be subject to the provisions contained in Section Seven of these Bylaws. Notwithstanding compliance with the procedure set forth above in this paragraph (B), if any time the Board of Directors determines that due to a violation of the prohibition to transfer and/or create a security or property interest in favor of a Competitor or of a direct or indirect holder of Class A or Class B ordinary shares set forth in this paragraph (B), any such Class C shares belong, whether directly or indirectly, to a Competitor, an owner of Class A or Class B ordinary shares, or an entity subject to the Control of a Competitor or a direct or indirect owner of Class A or Class B ordinary shares, such shares shall be automatically converted into Class D ordinary shares, and the Board of Directors shall proceed to effect any cancellations and issuances and give any notices provided under subparagraphs (i) through (iv) above in this paragraph (B). For the avoidance of doubt, it is hereby established that, not having been included by this paragraph (B), the following may not be mandatorily converted into Class D ordinary shares as stated above: Class C ordinary shares (and Class C ordinary shares issued in connection with such shares) issued in favor of a creditor of the Company and/or an Affiliate thereof as of the court approval of the Company's acuerdo preventivo extrajudicial ("APE") who is a Competitor, a holder of Class A ordinary shares or a holder of Class B ordinary shares, except where there is a transfer and/or creation of a security or property interest in favor of a Competitor or a direct or indirect holder of Class A ordinary shares or Class B ordinary shares that takes place after delivery by the Company of the Class C ordinary shares to the creditors or, as the case may be, to the Affiliates designated by the creditors, as set forth in the APE confirmed by the court, in which case the conversion set forth in this paragraph (B) will be applicable. For purposes of the Company's determining the direct and/or indirect ownership of Class C ordinary shares, the owners thereof shall, at each shareholders meeting or whenever the exercise of rights by such class is required (including, without limitation, any payment of dividends and the exercise of preemptive rights), identify its Controlling Group by submitting an affidavit duly signed by the owner of such Class C ordinary shares, addressed to the legal representative of the Company. (C) Mandatory Conversion of Class A ordinary shares. Class A ordinary shares shall be mandatorily converted into Class D ordinary shares if the owner thereof transfers such shares by means of
(a) a registered public offer of such shares; (b) a sale of such shares through the Stock Exchange; (c) a good-faith transfer pursuant to the terms of Rule 144A under the Securities Act of the United States of America; or (d) an offer under an underwriting agreement pursuant to Rule 144A under the Securities Act of the United States of America. Accordingly, if any owner of Class A ordinary shares wishes to transfer the whole or a part of its shares as contemplated in any of subparagraphs (a) through (d) above, it shall previously request from the Board of Directors the conversion of such Class A ordinary shares being transferred into Class D ordinary shares. For such purpose, the owners of Class A ordinary shares shall give the legal representative of the Company valid notice of their intention to transfer the whole or a part of the shares owned by them as contemplated in any of subparagraphs (a) through (d) above, and the amount and number of Class A ordinary shares that they wish to transfer. Notwithstanding the period provided in Section Twenty-one of these Bylaws for meetings of the Board of Directors to be convened, the legal representative shall, within five
(5) business days after the receipt of such notice, call a meeting of the Board of Directors to consider: (i) the request of authorization for the transfer;
(ii) the cancellation of the shares as a result of the transfer for which authorization is sought; (iii) the issuance of new ordinary shares upon the mandatory conversion resulting from the transfer; (iv) a notice to the entity in charge of the register of book-entry shares to make any relevant registration of the cancellation and issue of shares; and (v) a notice to the regulatory authority of the new composition of the capital stock. Any notice of a transfer of Class A ordinary shares under the terms of Section 215 of Law No. 19,550 given upon any of the events contemplated in subparagraphs (a), (b), (c) and (d) above other than in compliance with the provisions contained in this paragraph
(C) shall be deemed invalid and shall have no effect whatsoever in relation to the Company and third parties.

In any events of mandatory conversion as provided in paragraphs (A) and (C) of this Section, the requests made to the Company for the authorization of a transfer and/or creation of a security or property interest shall remain subject to the consideration of the Board of Directors if they are submitted after the Company has called a shareholders meeting, in which event such applications shall be considered by the Board of Directors after such shareholders meeting has been held. In any mandatory conversion event as provided under paragraph (B) of this Section, any requests for the authorization of transfers and/or creation of security or property interests submitted to the Company shall remain pending consideration by the Board of Directors if they are submitted after the Company has convened a shareholders meeting, in which event such requests shall be considered by the Board of Directors after such shareholders meeting has been held, except when any requests for the authorization of transfers and/or creation of security or property interests have been submitted not less than twenty (20) days before the date set in the above-mentioned shareholders meeting notice for the meeting to be held, in which event the Board of Directors shall consider such conversion within the time period provided in paragraph (B) above. Once the Company has been admitted to the public offer system and the listing of shares shall have been authorized, the Board of Directors shall give notice to the Argentine Securities Commission and the Buenos Aires Stock Exchange of any conversions made, so that they may approve an increase in the amount authorized for listing, as a result of the issuance of any new Class D ordinary shares.

SECTION SEVEN: System for the Transfer and/or Creation of a Lien on Class C Ordinary Shares. The owners of Class C ordinary shares shall be subject to the mandatory conversion contemplated in paragraph (B) of Section Six in the event of any transfer, whether directly or indirectly, of their Class C ordinary shares to a Competitor or an owner of Class A or Class B ordinary shares, or any creation of a security or property interest in such shares in favor of a Competitor or an owner of Class A or Class B ordinary shares. Any transfer and/or creation of security or property interests in Class C ordinary shares in favor of any individual or legal entity other than a Competitor or an owner of Class A or Class B ordinary shares shall not be subject to such mandatory conversion requirement. For purposes of determination by the Company of compliance with the provision set forth in this section in relation to any transfer and/or creation of security or property interests in Class C ordinary shares, the owner thereof shall fulfill, prior to such transfer and/or creation of security or property interests in any ordinary shares owned thereby, the provisions contained in paragraph (B) of Section Six above. Any notice of a transfer of or creation of a security or property interest in Class C ordinary shares under the terms of Section 215 of Law No. 19,550 given other than in compliance with the provisions contained in paragraph (B) of Section Six above shall be deemed invalid and shall have no effect whatsoever in relation to the Company and third parties.

SECTION EIGHT: Special Liquidity Rights of Owners of Class C Ordinary Shares in the event of a Transfer of Class A and/or Class B Ordinary Shares. Tag-Along Rights. At any time that (A) GCSA or any owner of Class A ordinary shares and/or Class B ordinary shares having a relationship with GCSA (the "Transferor") makes a binding agreement with a good-faith Third Party (the "Prospective Transferee") to sell, transfer, assign or otherwise dispose for value of the whole or a part of (x) such Class A and/or Class B ordinary shares (the latter, converted into Class D ordinary shares pursuant to Section Six, paragraph (A)), or (y) its shares or interest in a Vehicle owning Class A and/or Class B ordinary shares, provided such transfer is not made under: (i) a registered public offer of such shares, (ii) a sale of such shares through the Stock Exchange; (iii) a good-faith transfer made pursuant to the terms of Rule 144A under the Securities Act of the United States of America; or (iv) an offer under an underwriting agreement pursuant to Rule 144A under the Securities Act of the United States of America (provided that (x) any Class A ordinary shares and/or Class B ordinary shares disposed of as contemplated in subparagraphs (i), (ii), (iii) and (iv) shall be subject to mandatory conversion as provided by paragraphs (A) and (C) of Section Six, and (y) any dispositions of such Class A ordinary shares and/or Class B ordinary shares made (a) en bloc, and/or (b) in a series of transactions designed to effect a change in the Control of the Company, shall be excluded from the exception provided for any events contemplated in (i), (ii), (iii) and
(iv) above) or (B) any Third Party wishes to acquire Class A ordinary shares and/or Class B ordinary shares and/or shares in a Vehicle owned by GCSA or any related company of GCSA as a result of judicial or out-of-court foreclosure, or by any other means of foreclosure (the "Enforced Transferee"), the Transferor or Enforced Transferee, as the case may be, shall give the Company and the owners of Class C ordinary shares not less than fifteen (15) business days before the date contemplated for the transfer, through the entity in charge of keeping the register of Class C ordinary shares, or by any other means of valid notice, written notice of its transfer proposal, stating the purchase price or other consideration, any other material terms and conditions of the proposed transaction, the amount and number of any dispositions of such Class A ordinary shares and/or Class B ordinary shares owned by a Vehicle being transferred (the "Transferred Shares"), the name or corporate name of the Prospective Transferee, and the date contemplated for the transfer (the "Notice of Tag-Along Rights"). The owners of Class C ordinary shares may, within ten (10) business days as from the day following the Notice of Tag-Along Rights, give the Transferor or Enforced Transferee, as the case may be, notice in writing and by a valid instrument ("Notice of Exercise of Tag-Along Rights") of their decision to exercise their Tag-Along Rights at the same time, for the same price or other consideration, and pursuant to the same terms and conditions under which it is intended that the Transferred Shares shall be purchased, stating the amount and number of Class C ordinary shares owned thereby that they wish to transfer. The maximum number of Class C ordinary shares that such shareholder may transfer shall be: (I) if the transfer includes Class A ordinary shares and/or Class B ordinary shares, the higher of (a) the equivalent of multiplying (A) the result of dividing the number of Transferred Shares by the total number of Class A ordinary shares and/or Class B ordinary shares owned by the Transferor (including the Transferred Shares), by (B) the whole number of Class C ordinary shares owned by the shareholder exercising the Tag-Along Rights, or (b) the equivalent of multiplying (A) the result of dividing the number of votes represented by the Transferred Shares by the number of votes represented by the whole number of Class A ordinary shares and/or Class B ordinary shares owned by the Transferor (including the Transferred Shares), by (B) the whole number of Class C ordinary shares owned by the shareholder exercising the Tag-Along Rights; (II) if the transfer includes shares in a Vehicle, the higher of (a) the equivalent of multiplying (A) the result of dividing the number of Class A ordinary shares and/or Class B ordinary shares owned by such Vehicle, by the whole number of Class A and Class B ordinary shares owned by GCSA (including the Transferred Shares), by (B) the whole number of Class C ordinary shares owned by the shareholder exercising the Tag-Along Rights, or (b) the equivalent of multiplying (A) the result of dividing the number of votes represented by the Class A ordinary shares and/or Class B ordinary shares in the Company owned by such Vehicle by the whole number of Class A ordinary shares and Class B ordinary shares owned by GCSA (including the Transferred Shares), by (B) the whole number of Class C ordinary shares owned by the shareholder exercising the Tag-Along Rights; or (III) if as a result of the transfer of Class A ordinary shares and/or Class B ordinary shares and/or a Vehicle's shares there is a direct or indirect change of Control in the Company, notwithstanding the provisions of (I) and (II) above, and solely for as long as the authorization for the listing of the Class D ordinary shares on the Buenos Aires Stock Exchange is not granted, the number of Class C ordinary shares that such shareholder will be able to transfer will be equal to all Class C ordinary shares owned by the shareholder exercising the Tag-Along Rights ("Percentage of Tag-Along Rights of an Owner of Class C Ordinary Shares"). The price to be paid for each Class C ordinary share to the owner of Class C ordinary shares shall be the amount resulting from dividing (i) the total price paid for the Transferred Shares or, if applicable, for the shares in the Vehicle, by (ii) the number of Transferred Shares (it being expressly provided that, in the event of a partial transfer of shares in a Vehicle, the number of Transferred Shares shall be determined applying the percentage of capital stock in such Vehicle represented by the transferred shares in the Vehicle to the whole number of Class A and/or Class B shares owned by the Vehicle). No shareholder that has sent a Notice of Exercise of Tag-Along Rights may exercise its Tag-Along Rights in relation to Transferred Shares for an amount exceeding the Percentage of Tag-Along Rights. If the Transferor or the Enforced Transferee, as the case may be, does not receive such Notice of Exercise of Tag-Along Rights within the period provided in this section, the owner(s) of Class C ordinary shares that have not given such notice shall be understood to have waived their Tag-Along Rights in relation to such transfer. If any owner of Class C ordinary shares exercises its Tag-Along Rights, the Prospective Transferee or Enforced Transferee, as the case may be, shall be required to purchase such Class C ordinary shares at the same time as the Transferred Shares are transferred. In no event shall this Section Eight require the Transferor to dispose of the Transferred Shares in favor of the Prospective Transferee, and the Transferor shall not, if such transfer is not made, be liable to any shareholder for its failure to transfer the Transferred Shares upon the exercise of Tag-Along Rights by the owners of Class C ordinary shares. In no event shall any shareholders exercising their Tag-Along Rights be required to assume any no competition or indemnity obligations, or to make representations and warranties other than those referring to their ability, authority, ownership of Class C ordinary shares, absence of liens on their Class C ordinary shares, governmental or third-party consents for the transfer of their shares and their right to transfer such shares, including the absence of any disputes. If the Prospective Transferee or the Enforced Transferee, as the case may be, does not wish or is not able to purchase all the Transferred Shares, including the relevant Class C ordinary shares, the owners of Class A ordinary shares and/or Class B ordinary shares shall not transfer their shares to the Prospective Transferee or, as the case may be, the Enforced Transferee shall not be able to acquire the Class A ordinary shares and/or Class B ordinary shares. Any transfer of shares referred to in this section which is made in violation of the provisions herein contained shall be null and without effect, and shall not be acknowledged by the Company, and any such Transferred Shares shall be deprived of all political and economic rights (including, without limitation, any voting rights, or rights to receive dividends or other distributions made by the Company) associated with such Transferred Shares or the shares of the Company that is the owner of the Vehicle, and such shares shall not be computed when determining the existence of a quorum at any shareholders meetings of the Company.

SECTION NINE: Special Rights of GCSA in the event of a Transfer of All Class A Ordinary Shares ("Drag-Along Rights"). In the event that GCSA (the "Transferor") decides to transfer, for a price in cash or other liquid assets, whether directly or indirectly through a Vehicle, all (but not less than all) of their Class A ordinary shares to a Third Party or Third Parties ("Prospective Purchaser"), and provided (I) such purchase offer is not made in the context of
(i) a registered public offer of such shares, (ii) a sale of such shares through the Stock Exchange where they have been admitted for listing; (iii) a good-faith transfer made pursuant to the terms of Rule 144A under the Securities Act of the United States of America; or (iv) an offer under an underwriting agreement pursuant to Rule 144A under the Securities Act of the United States of America;
(II) the price of such transaction has been determined to be fair according to an opinion expressed by an International First-Line Investment Bank; (III) the price of such transaction - provided the rights set forth in this section in favor of the Transferor were exercised within the fifth anniversary of the date of delivery of the Class C ordinary shares - produces a price per share which, once multiplied by all the shares issued by the Company results in a value of at least One Hundred and Fifty Million U.S. Dollars (US$ 150,000,000); and (IV) the Class C ordinary shares represent at least eleven point eleven percent (11.11%) of the Relevant Capital, the Transferor may, not less than fifteen (15) business days before the closing date of the sale of such Class A ordinary shares, give notice of such purchase offer in writing to all the owners of Class C ordinary shares, through the entity in charge of keeping the register of Class C ordinary shares or by any other valid means, stating the purchase price, any other material terms and conditions of the proposed transaction, the contemplated closing date for such transaction and its firm intention of exercising the right set forth below, and may require that all the owners of Class C ordinary shares sell, and the holders of Class C ordinary shares that do not irrevocably elect to convert their shares into Class D ordinary shares, upon such request, shall be required to sell their whole respective shareholdings in the Company to the Prospective Purchaser at the same time and on the same closing date of the sale of Class A ordinary shares, at the same price (determined as set forth in Section Eight of these Bylaws), and pursuant to the same terms and conditions as may have been agreed to between the Transferor and the Prospective Purchaser. Upon the exercise of Drag-Along Rights by the Transferor, in no event shall the owners of Class C ordinary shares be required to assume any no competition or indemnity obligations, or to make representations and warranties other than those referring to their ability, authority, ownership of Class C ordinary shares, governmental or third-party consents for the transfer of their shares, including the absence of any disputes. In the event of a failure by any owner of Class C ordinary shares to fulfill its obligations under such Drag-Along Rights as set forth in this Section Nine, any Class C ordinary shares shall be deprived of all political and economic rights (including, without limitation, any voting rights, or rights to receive dividends or other distributions made by the Company), and such shares shall not be computed when determining the existence of a quorum at any shareholders meetings of the Company.

SECTION TEN: Preemptive Subscription Right. Any capital increase shall consist of ordinary shares of the classes existing at the time when such capital increase is approved, in the applicable proportion pursuant to this Section, unless before such increase the consent of each class of outstanding ordinary shares has been obtained in a special shareholders meeting of each class by a favorable vote of a majority of votes present thereat, or unless the issued stock consists of preferred shares. The issuance of ordinary shares of the classes existing at the time when such capital increase is approved shall be made pro rata to the percentage of ordinary shares of each class in the Total Capital Stock. Upon any issuance of preferred shares, the owners of ordinary shares, acting as one class and being entitled to one vote per share, shall have a preemptive subscription right on such new issuance, pro rata to each shareholder's percentage interest in the Total Capital Stock and accretion rights in respect of the remaining shares, if any, which may be partially or fully exercised until all such shares have been subscribed. Notwithstanding the foregoing, after the admission of the Company to the system of public offer and listing of shares shall have been authorized, the owners of Class A ordinary shares may exercise their subscription rights in relation to any capital increase by subscribing such number of Class B ordinary shares as may be necessary to preserve their proportional interest in the Total Capital Stock, computing, for such purpose only, any Class A ordinary shares as if they were Class B ordinary shares. The owners of ordinary shares shall have a preemptive right to subscribe any new ordinary shares of their respective classes or, if they are owners of Class A ordinary shares, Class B ordinary shares as provided above, and pro rata to their shareholding in each class, when subscribing shares of such same class, or pro rata to their shareholding as a percentage of all Class A and Class B ordinary shares, when owners of Class A ordinary shares are allowed to subscribe solely Class B ordinary shares under the foregoing provision. If one or more shareholders holding a certain class of shares do not exercise their preemptive right, the remaining shareholders of the same class and, if the Company has been admitted to the system of public offer and listing of shares, any owners of Class A ordinary shares who subscribe Class B ordinary shares, shall be entitled to accretion rights with respect to the remaining shares within the same class, which may be partially or fully exercised until all such shares have been subscribed. If within a class of shares any shares remain unsubscribed, after the periods set forth for the exercise of the preemptive and accretion rights within the respective class, the shareholders of any other classes of shares shall be entitled to subscribe any remaining shares pro rata to their respective shareholdings in relation to the Total Capital Stock, solely in shares of their own class, except for the owners of Class A ordinary shares, who may only subscribe such portion as it may correspond thereto of Class B ordinary shares. For the exercise of the right to subscribe new shares as provided above, the procedure set forth in Section 194 o f Law No. 19,550 shall be followed.

SECTION ELEVEN: Formal Requirements of Shares and Certificates. Any shares and temporary certificates, and also any certificates issued by the entity in charge of keeping the register of any book-entry ordinary shares that may be issued, shall include: (i) such references as provided by Sections 211 and 212 of Law No. 19,550; (ii) any relevant legends referring to the mandatory conversion provisions as set forth in these Bylaws, and any restrictions on the transfer thereof as set forth in these Bylaws; and (iii) any other references required under applicable law. Certificates representing more than one share may be issued.

SECTION TWELVE: Delay in Payment. In the event of a delay in the payment of shares, the Board of Directors is hereby authorized to act pursuant to Section 193 of Law No. 19,550.

SECTION THIRTEEN: No Splitting of Shares. Co-Ownership of Shares and Certificates. The shares may not be split, and in any event of co-ownership or collective deposit of shares the representation thereof shall be consolidated for purposes of exercising any rights and performing any obligations.

SECTION FOURTEEN: Binding Bylaws. The subscription, purchase or ownership of one or more shares in the Company, or of any ownership rights thereon, implies the knowledge and acceptance of these Bylaws. Any resolutions adopted by corporate bodies in accordance with the law, these Bylaws and/or any regulations that may be issued hereafter are enforceable as against any shareholders.

SECTION FIFTEEN: Issue of Securities. The Company may issue debentures, negotiable obligations (whether non-convertible or convertible into shares) or any other debt security, whether in the country or abroad, in local or foreign currency, pursuant to such conditions as to price, interest and repayment as deemed advisable by a shareholders meeting, pursuant to applicable law and any applicable provisions contained in these Bylaws. A shareholders meeting may delegate to the Board of Directors the power to determine the time, manner and final conditions for the issue of any debentures, negotiable obligations or any other debt security, as authorized under Section 188 of Law No. 19,550.

SECTION SIXTEEN: Representation and Appointment of Directors by Classes of Shares. The management and administration of the Company shall be the responsibility of a Board of Directors consisting of nine (9) directors, who shall hold their positions for a fiscal year, and nine (9) alternate directors, appointed for the same period, and if any Class D ordinary shares are issued, the Board of Directors shall consist of ten (10) directors and the same number of alternate directors, who shall hold their positions for a fiscal year. The election of directors shall be made by classes of shares, Class A ordinary shares being entitled to appoint five (5) directors and the same number of alternate directors; Class B ordinary shares being entitled to appoint one (1) director and one (1) alternate director; Class C ordinary shares being entitled to appoint three (3) directors and three (3) alternate directors, provided the percentage corporate interest of such class of shares within the Relevant Capital shall be not less than thirty percent (30%); and Class D ordinary shares being entitled to appoint one (1) director and one (1) alternate director, if such Class D shares are created. If the percentage interest of Class C shares in the Relevant Capital is reduced to less than thirty percent (30%) but exceeds twenty percent (20%) thereof, Class C ordinary shares shall be entitled to appoint two (2) directors and two (2) alternate directors. If the percentage interest of Class C ordinary shares in the Relevant Capital is reduced to less than twenty percent (20%) but exceeds eleven point eleven percent (11.11%) thereof, Class C ordinary shares shall be entitled to appoint one (1) director and one (1) alternate director. If the percentage interest of Class C ordinary shares in the Relevant Capital is reduced to less than eleven point eleven percent (11.11%) thereof, Class C ordinary shares shall not be entitled to appoint any director, and Class A ordinary shares shall be entitled to appoint one (1) additional director. Class D ordinary shares, the creation of which is authorized under these Bylaws, shall be entitled to appoint three (3) directors and three (3) alternate directors, provided the percentage interest of such shares in the Relevant Capital is not less than thirty percent (30%). If the percentage interest of Class D ordinary shares in the Relevant Capital is less than thirty percent (30%) but exceeds twenty percent (20%) thereof, Class D ordinary shares shall be entitled to appoint two (2) directors and two (2) alternate directors. If the percentage interest of Class D ordinary shares in the Relevant Capital is less than twenty percent (20%) thereof, Class D ordinary shares shall be entitled to appoint one (1) director and one (1) alternate director. Except in the event that the percentage interest of Class A ordinary shares in the whole number of votes of the Company is less than fifty percent (50%), the total number of directors that may be collectively elected by Class C and Class D ordinary shares together may not be more than four (4). Therefore, Class D ordinary shares shall be entitled to appoint (i) only one (1) director, for so long as Class C ordinary shares are entitled to appoint three (3) directors; (ii) only two (2) directors, for so long as Class C ordinary shares are entitled to appoint two (2) directors; and (iii) three (3) directors, if Class C shares are entitled to appoint one (1) director. The appointment of directors shall be made by a majority vote within each class of shares. The alternate directors appointed by a class of shares shall substitute the directors elected by that same class in case of absence, inability or impediment thereof, in the order of their appointment. Alternate directors may take part in any meetings of the Board of Directors, which they may attend and where they may speak but not vote, unless they attend such meetings in substitution of any director(s) appointed by the shareholders of the same class that elected such alternate director(s). For so long as the percentage interest of Class A ordinary shares in relation to the whole number of votes of the Company is fifty percent (50%) or more, in the event that, as provided by this Section, the owners of Class C ordinary shares are entitled to appoint two (2), one (1) or no directors, or Class D ordinary shares are entitled to appoint one (1) or two (2) directors, Class A ordinary shares shall be entitled to appoint six (6), seven
(7), or eight (8) directors, as it may correspond, and the same number of alternate directors. If the percentage interest of Class A ordinary shares in relation to the total number of votes of the Company is less than fifty percent (50%) thereof, Class A ordinary shares shall be entitled to appoint a number of directors such that, pro rata to the total maximum number of members of the Board, it shall be equivalent to the share corresponding to the votes of Class A ordinary shares in relation to the total number of votes corresponding to ordinary shares in the Company, rounded upwards, if applicable. If the percentage interest of Class A ordinary shares is less than fifty percent (50%) of the votes of the Company, and the percentage interest of Class D ordinary shares is increased by eleven point eleven percent (11.11%) or more of the votes of the Company, Class D ordinary shares shall be entitled to appoint an additional director per each eleven point eleven percent (11.11%) increase of the votes corresponding to Class D ordinary shares in relation to the total number of votes in the Company.

SECTION SEVENTEEN: Special Provisions for the Appointment of Directors. If at a shareholders meeting convened pursuant to Section Twenty-six of these Bylaws for purposes of electing directors, no owner of Class A ordinary shares or Class C ordinary shares is present, another shareholders meeting on second call shall be held pursuant to Section Twenty-six of these Bylaws. If at the shareholders meeting held on second call convened no owner of Class C ordinary shares is present, or, if present, such owner does not exercise its rights, Class C Directors shall be appointed by all the owners of ordinary shares entitled to vote and present at such meeting, acting as one class and being entitled to cast one vote per share. Notwithstanding the foregoing, any directors so appointed shall be deemed elected by the class of shares absent or not having exercised its voting rights at the relevant shareholders meeting. Directors may be removed only by a resolution of the class of shareholders who have appointed them or should have appointed them had they been present at the relevant shareholders meeting, except for the cases contemplated by Sections 264 and 276 of Law No. 19,550. In the event of a tie within a class of ordinary shares, such class shall immediately hold a second voting. If the tie continues after the second voting, the directors for such class shall be appointed by all the shareholders entitled to vote and present at the meeting, for which purpose they shall constitute one electoral body. The remuneration of the Directors shall be determined by a shareholders meeting.

SECTION EIGHTEEN: Legal Representation. The legal representation of the Company shall be vested on the Chairman of the Board, or the Vice-Chairman thereof, if applicable. The directors shall, at their first meeting, appoint one Chairman and one Vice-Chairman. In the absence, inability or impediment of the Chairman, the Chairman shall be substituted by the Vice-Chairman. To answer interrogatories or declare as a witness in court or administrative proceedings, the legal representation of the Company shall be vested on such director or attorney in fact as the Board of Directors may designate for such purpose.

SECTION NINETEEN: Security by the Directors. Each director shall deposit at the cashier's office in the Company the amount of one thousand pesos ($ 1,000) in cash or its equivalent in national government securities, as security for the performance of their duties.

SECTION TWENTY: Quorum and business of the Board of Directors. (A) The Board of Directors shall hold meetings at least once every three (3) months, notwithstanding any other meetings that may be held at the request of any director. The Board of Directors transacts business with the presence of a majority of its members (or alternate members acting in substitution thereof), and adopts resolutions with the favorable vote of a majority of its members (or alternate members acting in substitution thereof). (B) The following resolutions shall be adopted by the Board of Directors in compliance with the special requirements set forth below: (i) any proposals of merger, spin-off, transformation, dissolution and/or voluntary liquidation of the Company and/or any of its Special Subsidiaries, except if (x) a subsidiary of the Company is merged into the Company and as a result of such corporate reorganization no change occurs in the Company's share structure, or (y) it is a proposal of merger or consolidation of assets with a company or firm organized in Argentina principally engaged in the Company's line of business or in a business or activities ancillary to the Company's line of business in Argentina other than a Non-Eligible Company, and provided that (1) the rights of shareholders holding Class C ordinary shares and/or Class D ordinary shares are not adversely affected, (2) the average life of the consolidated Indebtedness of the Company (or the surviving company) after giving effect to such transaction exceeds the lesser of (a) (x) six (6) years (if the transaction is effected before September 30, 2004) and (y) five (5) years (if the transaction is effected on or after September 30, 2004), and (b) the average life of the consolidated Indebtedness of the Company immediately before such transaction, (3) after giving effect to such transaction the Company (or the surviving company) would either be permitted to Incur at least US$ 1.00 of additional Indebtedness pursuant to the "Limitation on Indebtedness" covenant, if such Incurrence were not permitted prior to giving effect to such transaction or, if such Incurrence were permitted, have a lower ratio of Total Consolidated Indebtedness to Annualized Pro Forma Consolidated Operating Cash Flow than that of the Company prior to giving effect to such transaction, (4) Class D ordinary shares of the Company are listed on the Buenos Aires Stock Exchange, and (5) immediately after giving effect to such transaction no event of default or default or termination has occurred or is continuing under the indebtedness or other contracts of the Company or its subsidiaries existing as of that date. Terms used in sub-paragraphs (2) and (3) of paragraph B(i)(y) of this Section Twenty in capital letters and not otherwise defined herein will be used herein as defined in the 7 Year Indenture, it being expressly established that the incorporation by reference of such definitions is made for the sake of brevity, this by law being independent of the effect and status of such Notes, the occurrence of the events described in paragraphs (2) and (3) to be analyzed taking into account the indebtedness of the Company and its subsidiaries existing upon applying the provision, irrespective of the status of the 7 Year Notes or the 10 Year Notes, including, without limitation, the total cancellation thereof; (ii) any investment by the Company or any subsidiaries thereof in the capital stock of another company, or the acquisition of a substantial part of the assets of another company or going concern, the value of which in each case exceeds the equivalent of U.S. dollars twenty million (US$ 20,000,000), unless such investment is related to a merger or consolidation of assets permitted under subparagraph (i) above; (iii) any sale or transfer of assets of the Company or any subsidiaries thereof to Third Parties, other than in the ordinary course of business, when the value of such assets so sold or transferred (which for such purpose shall be equivalent to the price or value of the consideration agreed upon for such sale or transfer), added to any sales or transfers of assets made during such fiscal year exceeds the higher of twenty-five million U.S. dollars (US$ 25,000,000) or its equivalent in any other currency, or eight percent (8%) of the consolidated assets of the Company as of the date of the most recently published consolidated financial statements of the Company; (iv) new Indebtedness incurred by the Company or any subsidiaries thereof if, as a result of such transaction, the principal amount owed on a consolidated basis exceeds two hundred and fifty million U.S. dollars (US$ 250,000,000), provided, however, that any increased Indebtedness resulting from a merger permitted under subparagraph (i) above in this Section, or any events of Indebtedness from refinancing, shall not be deemed new Indebtedness; (v) approval of Capital Expenditures by the Company and/or its subsidiaries which, added to the Capital Expenditures made theretofore during the relevant period exceed: (x) ten million U.S. dollars (US$ 10,000,000) or its equivalent in any other currency during fiscal year 2003, (y) twenty million U.S. dollars (US$ 20,000,000) or its equivalent in any other currency during fiscal year 2004, and (z) thirty million U.S. dollars (US$ 30,000,000) or its equivalent in any other currency during fiscal year 2005 and subsequent fiscal years, such annual amounts to be increased by any portion not used in previous fiscal years; (vi) any capital increases and/or acceptances of irrevocable contributions for the issue of preferred shares by the Company or its subsidiaries, except if (1) the placement price of the issue (including nominal amount and issue premium), in any calendar year, does not exceed the amount of twenty million U.S. dollars (US$ 20,000,000); (2) the preferred dividend does not exceed ten percent (10%) per annum, on a non-cumulative basis, of the placement price of the issue; (3) the liquidation preference does not exceed ten percent (10%) of the nominal amount of the preferred shares issued; (4) in the event they are convertible into ordinary shares, (a) an exchange ratio of one to one (1 = 1) is set forth, and
(b) if they are acquired by a holder of Class C ordinary shares in exercise of its pre-emptive or accretion rights, same are convertible into Class C ordinary shares; (5) they do not carry voting rights, except in the cases specifically authorized by law; and (6) they are redeemable or not by the Company; (vii) any capital increases and/or acceptances of irrevocable contributions to be capitalized by the Company and/or its subsidiaries, when payment thereof in kind is provided for or consists of a capitalization of existing debt, or any other capital increase event in which the pre-emptive rights of the Company's shareholders are suspended; (viii) any proposals referring to a distribution of dividends, capital reduction, redemption, repayment of shares and/or any other similar event, except for such proposals that may be necessary for purposes of complying with applicable legal regulations; (ix) the execution or termination of any contract by the Company or its subsidiaries (except for such Indebtedness agreements permitted under subparagraph (iv) that individually (x) involve or require payments (A) exceeding, for any fiscal year, twenty-five million U.S. dollars (US$ 25,000,000), or (B) representing twenty percent (20%) of the expenses included by the Company in its budget in relation to programming, technology, investments in plant and equipment, promotion or remuneration and fees of employees, directors and/or officers of the Company or is subsidiaries, as the case may be, or (y) have a strategic significance for the Company or its subsidiaries); (x) the execution of contracts or the performance of transactions between the Company or its subsidiaries and the Controlling Group of the Company and/or its Affiliates or Relatives (except with subsidiaries of the Company in which the Company has an interest exceeding ninety-five percent (95%) of their capital stock) which, for each fiscal year, shall collectively exceed ten million U.S. dollars (US$10,000,000); (xi) proposals referring to any amendment to the Bylaws, other than (x) as a result of a merger or consolidation of assets permitted under the terms of subparagraph (i), item (y) of this Section, or (y) any change of the capital stock under the Bylaws as a result of decisions not included in subparagraphs (vi), (vii) and (viii) of this Section or, if included therein, decisions that have not been vetoed pursuant to the provisions of this Section or Section Twenty-five of these Bylaws; (xii) proposals referring to a change in the line of business of the Company; (xiii) proposals establishing increased fees for Directors; (xiv) proposals to designate external auditors for the Company or its subsidiaries; (xv) commencement of reorganization proceedings if a group is formed with GCSA; and (xvi) request to the National Executive Branch by the Company for authorization of direct or indirect participation by foreign companies in the Company's capital stock pursuant to Section 5 of Law No. 25,750. Subject to the provisions contained in Section Twenty-one of these Bylaws, the proposals referred to in the above subparagraphs (i) through (xvi) in this Section may not be approved or carried out if two (2) Class C Directors present at the meeting of the Board of Directors vote against the approval thereof, if there are three (3) Class C Directors, or else if one (1) Class C Director votes against the approval thereof, if there are two (2) Class C Directors or only one (1) Class C Director. In such an event, any resolutions so adopted shall have no effect. (C) As from the time when the percentage interest of Class C ordinary shares in the Relevant Capital is less than fifteen percent (15%), Class C Directors shall cease to have any veto right on any resolutions set forth in subparagraphs (i) through (xvi) of paragraph (B) of this Section, and accordingly the provisions contained in paragraphs (B), (D) and (E) of this Section shall not be applicable. (D) If a decision on any proposals referred to in subparagraphs (i) through (xvi) of paragraph (B) of this Section is submitted to the consideration of a shareholders meeting, such proposal not having been previously submitted for its express approval by the Board of Directors, such resolution may not be adopted by such shareholders meeting if a majority of votes of Class C ordinary shares present thereat are cast against it, provided the whole number of outstanding Class C ordinary shares represent a percentage interest in the Relevant Capital not under fifteen percent (15%), as provided in Section Twenty-seven of these Bylaws. If Class C Directors have exercised their veto rights as provided in paragraph (B) above, the matter in question may not be submitted to a shareholders meeting of the Company. (E) The Supervisory Committee shall certify, at the request of the Chairman of the Board or of any Class C Director, that the amounts involved in any transactions approved by the Board of Directors with the unfavorable vote of Class C Directors present at the relevant meeting, or in the absence of Class C Directors, do not exceed the amounts, percentages and/or ratios set forth in subparagraphs (i) through (xvi) of paragraph (B) of this Section. Such certification by the Supervisory Committee shall be entitled to full faith by third parties, notwithstanding any liability of the members thereof if they have acted on the knowledge that such amounts, percentages and/or ratios had been exceeded.

SECTION TWENTY-ONE: Board of Directors. Notice of Meetings. The directors shall be given notice of the meetings of the Board by telegraph, registered letter (carta documento), or any other effective means, addressed to the domicile established thereby, not less than five (5) calendar days in advance, if the agenda for such meeting does not include any of the resolutions set forth in subparagraphs (i) through (xvi) of Section Twenty of these Bylaws, or else ten
(10) calendar days in advance, if the agenda for such meeting includes any such resolutions. Such notice of meeting shall include the agenda for the meeting being convened. If no Class C Director, though having been given notice thereof, attends such meeting of the Board of Directors, and the agenda therefor does not include any of the resolutions set forth in subparagraphs (i) through (xvi) of Section Twenty of these Bylaws, the Board of Directors shall transact any business and adopt any resolutions by a majority of the directors present at such meeting. If the agenda includes any of the resolutions set forth in subparagraphs (i) through (xvi) of Section Twenty of these Bylaws, and the number of Class C Directors required to exercise veto rights pursuant to subparagraph (B) of the preceding Section Twenty is not present at such Board meeting, due notice of such meeting having been given thereto, the Board of Directors shall not transact any business nor shall adopt any resolutions, and a new meeting of the Board shall be convened pursuant to the provisions in this Section, ten (10) calendar days in advance, to consider such items in the agenda. If the number of Class C Directors required to exercise veto rights pursuant to subparagraph (B) of the preceding Section Twenty is not present at the new meeting of the Board convened pursuant to this Section, any resolutions referred to in subparagraphs (i) through (xvi) of Section Twenty of these Bylaws that had been included in the agenda for the first meeting may be adopted by a majority of the directors present at the second meeting, and any limitations provided by Section Twenty of these Bylaws shall not be applicable. The directors may at any time have access to corporate books, accounting records and other documents related to the business of the Company and its controlled companies, and they may make copies thereof as they deem necessary. The directors may request that any opinions given thereby in relation to any matter considered or resolved in the course of a meeting be recorded in the minutes. Within one hundred and twenty (120) days after the end of each fiscal year, the directors shall be furnished the consolidated financial statements of the Company, such financial statements having been audited according to the generally accepted accounting principles in Argentina.

SECTION TWENTY-TWO: Powers of the Board of Directors. The Board of Directors is vested with all the powers to manage and dispose of assets, including such powers in connection with which the law requires special powers of attorney, under Section 1881 of the Civil Code, and Section 9 of Decree-Law No. 5965/63. The Board of Directors may accordingly execute on behalf of the Company any legal acts aimed at performing the corporate purpose, including: confer and revoke special, administrative, legal and out-of-court powers of attorney, for such purposes and including such powers as they may deem advisable; appoint and remove general and/or special managers under Section 270 of Law No. 19,550; designate lawyers, auditors and delegate directors; approve and modify the budget and the annual operation plan; resolve on investments in fixed assets; make any kind of transactions with banks and financial institutions, including Banco de la Nacion Argentina, Banco de la Provincia de Buenos Aires, Banco de la Ciudad de Buenos Aires, and other banking and financial institutions, whether private or of mixed ownership or foreign; set up agencies, branches and any other kind of representation within the country; give to one or more persons powers of attorney, including to sue in criminal courts, or to act out of court, for the purposes and such scope as they may deem advisable.

SECTION TWENTY-THREE: Powers of the Board of Directors in relation to the Distribution of Dividends. The Board of Directors may distribute advanced or temporary dividends, or dividends resulting from special balance sheets, for which purpose it shall comply with any legal and regulatory applicable provisions and these Bylaws.

SECTION TWENTY-FOUR: Supervisory Committee. The supervision of the Company shall be the responsibility of a Supervisory Committee consisting of three (3) members and three (3) alternate members, who shall substitute for the former as determined by a shareholders meeting. If the percentage interest of Class C ordinary shares in the Relevant Capital is equal to or higher than five percent (5%), the owners of Class C ordinary shares shall be entitled to appoint one (1) member and one (1) alternate member of the Supervisory Committee. If the percentage interest of Class C ordinary shares in the Relevant Capital is less than five percent (5%), the owners of Class C ordinary shares shall cease to be entitled to appoint one (1) member and one (1) alternate member of the Supervisory Committee, and in the same case, and if there are any outstanding Class D ordinary shares representing a percentage equal to or higher than five percent (5%) of the Relevant Capital, the owners of Class D ordinary shares shall be entitled to appoint one (1) member and one (1) alternate member of the Supervisory Committee. Any shareholders owning Class A ordinary shares shall be entitled to appoint one (1) member and one (1) alternate member of the Supervisory Committee, and any remaining members shall be designated by the owners of Class B ordinary shares. The members and alternate members of the Supervisory Committee shall hold their office for one (1) fiscal year, and they may be reelected. The Supervisory Committee shall hold meetings with the presence of a majority of its members, and shall adopt resolutions with the favorable vote of a majority of members present. The members of the Supervisory Committee shall, at their first meeting, appoint a chairman and a vice-chairman, who shall substitute the former in case of absence, impediment or inability thereof.

SECTION TWENTY-FIVE: Matters to be Transacted at a Shareholders Meeting. (A) The matters set forth below shall require express approval by a shareholders meeting: (a) an acquisition of capital stock in a company, or a substantial part of the assets of a company or going concern, in each case when the value exceeds two hundred million U.S. dollars (US$ 200,000,000); (b) a sale or transfer of assets of the Company other than in the ordinary course of business, when the value of such assets so sold or transferred (which for this purpose shall be equivalent to the price agreed for such sale or transfer) exceeds fifteen million U.S. dollars (US$ 15,000,000), and if, as a result of such sale or transfer, the aggregate total value of such sales or transfers during the fiscal year involved exceeds sixty million U.S. dollars (US$ 60,000,000); (c) the execution of contracts, refinancing or other transactions resulting in indebtedness exceeding twenty million U.S. dollars (US$ 20,000,000) and if, as a result of such transaction, the total consolidated indebtedness (net of Cash and Cash Equivalents, excluding for purposes of this calculation any amount received as the proceeds of such transaction) of the Company is increased to eight hundred and ninety-nine million U.S. dollars (US$ 899,000,000); (d) expenses, allocations and/or any other capital expenditure incurred by the Company which collectively exceed for each fiscal year the amounts provided in the annual budget of the Company by thirty-five million U.S. dollars (US$ 35,000,000); and
(e) any capital increase by the Company. (B) In addition, and for so long as Class C ordinary shares represent a percentage interest in the Relevant Capital of at least fifteen percent (15%), the following matters shall also require approval by a shareholders meeting, subject to the provisions of Section Twenty Seven of these By-laws: (i) any proposals of merger, spin-off, transformation, dissolution and/or voluntary liquidation of the Company and/or any of its Special Subsidiaries, except if (x) a subsidiary of the Company is merged into the Company and as a result of such corporate reorganization no change occurs in the Company's share structure, or (y) it is a proposal of merger or consolidation of assets with a company or firm organized in Argentina principally engaged in the Company's line of business, other than a Non-Eligible Company, and also provided that (1) the rights of the shareholders holding Class C ordinary shares and/or Class D ordinary shares are not adversely affected; (2) the average life of the consolidated Indebtedness of the Company (or the surviving company) after giving effect to such transaction exceeds the lesser of
(a) (x) six (6) years (if the transaction is effected before September 30, 2004) and (y) five (5) years (if the transaction is effected on or after September 30, 2004), and (b) the average life of the consolidated Indebtedness of the Company immediately prior to such transaction; (3) after giving effect to such transaction the Company (or the surviving company) would either be permitted to Incur at least U.S.$1.00 of additional Indebtedness pursuant to the "Limitation on Indebtedness" covenant, if such Incurrence was not permitted prior to giving effect to such transaction or, if such Incurrence was permitted, have a lower ratio of Total Consolidated Indebtedness to Annualized Pro Forma Consolidated Operating Cash Flow than that of the Company prior to giving effect to such transaction; (4) Class D Ordinary Shares of the Company are listed on the Buenos Aires Stock Exchange, and (5) immediately after giving effect to such transaction no event of default or default or termination has occurred or is continuing under the indebtedness or other contracts of the Company or its subsidiaries existing as of that date. Terms used in subparagraphs (2) and (3) of paragraph B(i)(y) of this Section Twenty Five in capital letters and not otherwise defined herein will be used herein as defined in the 7 Year Indenture, it being expressly established that in connection with subparagraphs (2) and (3) the incorporation by reference of such definitions is made for the sake of brevity, this by law being independent of the effect and status of such Notes, the occurrence of the events described in paragraphs (2) and (3) to be analyzed taking into account the indebtedness of the Company and its subsidiaries existing upon applying the provision, irrespective of the status of the 7 Year Notes or the 10 Year Notes, including, without limitation, the total cancellation thereof; (ii) any sale or transfer of assets of the Company or its subsidiaries to Third Parties, other than in the ordinary course of business, when the value of such assets so sold or transferred (which for such purpose shall be equivalent to the price or value of the consideration agreed upon for such sale or transfer), added to any sales or transfers of assets made during such fiscal year exceeds the higher of twenty-five million U.S. dollars (US$ 25,000,000) or its equivalent in any other currency, or eight percent (8%) of the consolidated assets of the Company as of the date of the most recently published consolidated financial statements of the Company; (iii) capital increases by the Company or its subsidiaries in relation to the issue of preferred shares except if (1) the placement price of the issue (including nominal amount and issue premium), in any calendar year, does not exceed the amount of twenty million U.S. dollars (U$S 20,000,000); (2) the preferred dividend does not exceed ten percent (10%) per annum, on a non-cumulative basis, of the placement price of the issue; (3) the liquidation preference does not exceed ten percent (10%) of the nominal amount of the preferred shares issued;
(4) in the event they are convertible into ordinary shares, (a) an exchange ratio of one to one (1 = 1) is set forth, and (b) if they are acquired by a holder of Class C ordinary shares in exercise of its pre-emptive or accretion rights, same are convertible into Class C ordinary shares; (5) they do not carry voting rights, except in the cases specifically authorized by law; (6) they are redeemable or not by the Company; (iv) capital increases and/or acceptances of irrevocable contributions to be capitalized by the Company or any of its subsidiaries, when the payment thereof in kind is provided for or consists of a capitalization of existing debt or any other capital increase event whereby pre-emptive rights of the Company's shareholders are suspended; (v) proposals referring to a distribution of dividends, capital reduction, redemption, repayment of shares and/or any other similar event, except for such proposals that may be necessary for purposes of complying with applicable legal regulations; and (vi) proposals referring to substantial amendments to the Bylaws, other than (x) as a result of a merger or consolidation of assets permitted under the terms of subparagraph (i), item (v) of this Section, or (y) any change of the capital stock under the Bylaws as a result of decisions not included in subparagraphs (iii), (iv) and (v) of this Section or, if included therein, decisions that have not been vetoed pursuant to the provisions of this Section or Section Twenty-five of these Bylaws. In addition, in the event that a resolution on any of the proposals set forth in subparagraphs (i) through (xvi) of paragraph (B) of Section Twenty and not repeated in this Section Twenty-five is submitted to the consideration of a shareholders meeting, such proposal not having been previously submitted for its express approval by the Board of Directors, such resolution may not be adopted by such shareholders meeting if a majority of votes of Class C ordinary shares present thereat are cast against it, provided the whole number of Class C ordinary shares represent a percentage interest in the Relevant Capital not under fifteen percent (15%), as provided in Section Twenty-seven of these Bylaws. If Class C Directors have exercised their veto rights as provided in paragraph (B) of Section Twenty of these Bylaws, the matter in question may not be submitted to a shareholders meeting of the Company.

SECTION TWENTY-SIX: Shareholders Meetings. Shareholders meetings shall be presided by the Chairman of the Board of Directors or its Vice-Chairman, in case of absence, impediment or inability of the Chairman. Until such time as the Company has been admitted to the public offer system and the listing of shares shall have been authorized, shareholders meetings shall be convened on first and second call as provided by Section 237 of Law No. 19,550. Any notice of a meeting of the Company shall be given to the owners of Class C ordinary shares by the Chairman or Vice-Chairman of the Board of Directors not less than fifteen
(15) calendar days in advance by telegraph, registered letter (carta documento) or any other effective means, addressed to the last registered domicile of the shareholders owning Class C ordinary shares in the Company, or the entity in charge of keeping the register of shareholders of the Company, and such notice shall include the relevant agenda. Notwithstanding the foregoing, if any shareholders meeting is convened for purposes of electing directors or considering any of the matters set forth in subparagraphs (i) through (vi) of Section Twenty-five of these Bylaws, or subparagraphs (i) through (xvi) of paragraph (B) of Section Twenty of these Bylaws (subject to the provisions contained in paragraph (D) of such Section Twenty), a shareholders meeting on second call shall be held after ten (10) business days have elapsed as from the shareholders meeting convened on first call. If no owner of Class C ordinary shares attends the shareholders meeting convened on first call as provided above, and the agenda includes any of the resolutions set forth in subparagraphs
(i) through (vi) of Section Twenty-five of these Bylaws, or subparagraphs (i) through (xvi) of paragraph (B) of Section Twenty of these Bylaws (subject to the provisions contained in paragraph (D) of such Section Twenty), such shareholders meeting shall not transact such business nor adopt any such resolutions, which resolutions shall be considered at a shareholders meeting on second call. If no owner of Class C ordinary shares attends the second call shareholders meeting convened pursuant to this Section Twenty-six, any resolutions referred to in subparagraphs (i) through (vi) of Section Twenty-five of these Bylaws, or subparagraphs (i) through (xvi) of paragraph (B) of Section Twenty of these Bylaws (subject to the provisions contained in paragraph (D) of such Section Twenty) that had been included in the agenda may be adopted by the remaining owners of voting shares at the second call meeting, in which case any limitations provided by Section Twenty-seven of these Bylaws shall not be applicable.

SECTION TWENTY-SEVEN: Quorum and Majority Requirements for Shareholders Meetings. Except as expressly otherwise provided herein, the quorum and majority requirements provided by Sections 243 and 244 of Law No. 19,550 are applicable, according to the type of shareholders meeting, notice and business to be transacted, except for the quorum at special shareholders meetings on second call, which shall be deemed constituted whichever the number of voting shares present. Any capital increases exceeding the limits provided by Section 188 of Law No. 19,550 shall be approved by a special shareholders meeting. An unfavorable vote by a majority of votes of Class C ordinary shares present at a shareholders meeting, provided the whole number of Class C ordinary shares issued by the Company represents a percentage interest in the Relevant Capital not under fifteen percent (15%), shall prevent the approval of any matters contemplated in subparagraphs (i) through (vi) of Section Twenty-five, or in subparagraphs (i) through (xvi) of paragraph (B) of Section Twenty of these Bylaws (subject to the provisions contained in paragraph (D) of such Section Twenty), but it shall not prevent, however, the approval of any matters set forth in items (x) or (y) or subparagraph (i) of Section Twenty-five of these Bylaws, in relation to which the owners of Class C ordinary shares do not have the veto rights provided for in Section Twenty-seven of these Bylaws. The Supervisory Committee shall certify, at the request, of the Chairman of any shareholders meeting or of any Class C Director having attended a shareholders meeting, that the amounts involved in any transactions approved by a shareholders meeting with the unfavorable vote of the owners of Class C ordinary shares present at the meeting do not exceed the amounts, percentages and/or ratios set forth in this Section. Such certification by the Supervisory Committee shall be binding on third parties, notwithstanding any liability of the members thereof if they have acted on the knowledge that such amounts, percentages and/or ratios had been exceeded.

SECTION TWENTY-EIGHT: Closing Date of the Fiscal Year. The fiscal year of the company shall end on December 31 each year. At such date financial statements shall be prepared pursuant to any regulations and technical rules in force in relation to such matter. A special shareholders meeting may change the closing date of the fiscal year, registering the relevant resolution in the Public Registry of Commerce and giving notice thereof to the regulatory authority. Any realized and liquid profits shall be applied as follows: (a) five percent (5%), until reaching twenty percent (20%) of the capital stock, to the legal reserve fund; (b) any balance, in whole or in part, to remuneration of the Board of Directors and the Supervisory Committee; to dividends on preferred shares, if any, up to ten percent (10%) of the subscription price thereof; to dividends on ordinary shares or optional reserve or provision funds or to a new account or to any use that the relevant shareholders meeting may determine. Dividends shall be paid pro rata to the respective paid-in shareholdings within a year of the approval thereof.

SECTION TWENTY-NINE: Provisions Applicable in the Event of Dissolution of the Company. In the event of the dissolution of the Company, the liquidation thereof shall be a responsibility of the Board of Directors then in office. After the realization of any assets, payment of any liabilities and the reimbursement of capital, according to any privileges that may have been established, and the payment of any dividends owed, any remaining amount shall be distributed among the owners of ordinary shares pro rata to their paid-in capital.

SECTION THIRTY: Additional Definitions. As used in these Bylaws, the following terms shall have the meanings set forth below: (a) "Affiliate" means any individual or legal entity Controlled by, Controlling or subject to Common Control with the owner or person in respect to which it is determined to be an Affiliate; (b) "International First-Line Investment Bank" means Merrill Lynch, Morgan Stanley Dean Witter, Salomon Smith Barney, Deutsche Bank, Credit Suisse First Boston, Goldman Sachs, UBS Warburg, JP Morgan, Lehman Brothers, Dresdner Kleinwort Benson, Bear Stearns, Lazard Freres, Fleet Bankboston, Credit Lyonnais or Santander, or any successor thereto or surviving entity thereof; (c) "Relevant Capital" means the capital stock set forth in Section Four, which as of the date of approval of these Bylaws is Pesos 594,911,263, to which amount there will be added (i) the nominal value of any shares to be issued as a result of future capital increases, if the subscription price of such new issues of shares (including their nominal value and issue premium) translated into its equivalent in U.S. dollars (US$) at the Exchange Rate prevailing at the date of subscription of such shares is equal to or higher than eighty-seven cents (US$ 0.87) per share, and (ii) the Adjusted Nominal Value of any shares to be issued as a result of future capital increases, if the subscription price of such new issues of shares (including their nominal value and issue premium) translated into its U.S. dollars (US$) equivalent at the Exchange Rate prevailing at the date of subscription of such shares is lower than eighty-seven cents (US$ 0.87) per share. The amount of Relevant Capital shall be reported by the Company to the shareholders together with any quarterly and annual accounting information of the Company. In the event of a merger of the Company where the Company is the surviving company, the amount of the Relevant Capital will not be affected in any manner. In any other merger, the amount of the Relevant Capital shall be adjusted according to the exchange ratio fixed for the transaction, this definition to be included - considering the amount of Relevant Capital existing as of the time of the merger and adjusted as set forth above - in the by-laws of the surviving company for all purposes contemplated in these Bylaws; (d) "Competitor" means any individual or legal entity (i) whose business or that of its Affiliates, subsidiaries, economic or legal successors is the provision within the territories of the Republic of Argentina, Paraguay and Uruguay of any supplementary broadcasting services referred to in Section 61 of Law No. 22,285, as amended; (ii) whose primary business is the investment in a company whose primary business is the provision within the territories of the Republic of Argentina, Paraguay and Uruguay of any supplementary broadcasting services referred to in Section 61 of Law No. 22,285, as amended; and/or (iii) any of the individuals or legal entities listed below, their Affiliates, Controlling or Controlled companies and/or legal or economic successors: Telefonica de Argentina S.A., Telecom Argentina Stet-France Telecom S.A., Cablevision S.A., Hicks, Muse, Tate & Furst, Liberty Media, Grupo Perfil-Editorial Perfil S.A., Grupo Anibal Vigil (Familias Vigil and Terra Vigil), Grupo Uno S.A., S.A. La Nacion, Grupo Daniel Hadad, Telecentro S.A., Grupo Globo, Grupo Bandeirantes, Grupo Silvio Santos (SBT), Grupo Folha de Sao Paulo, Grupo o Estado de Sao Paulo, Grupo RBS; (e) "Control", and the terms "Control", "Controlled", "Controlling" or "subject to common control with", mean the possession, whether directly or indirectly, through the ownership of capital stock, by contract or otherwise, of the right to appoint and/or remove a majority of the members of the board of directors or other governing body of such Person, or otherwise to control or have the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting rights, by contract or otherwise; (f) "7 Year Notes Indenture" means the indenture to be entered into by the Company and [ ], as Trustee of the notes to be issued by the Company after the court approval of its APE for their delivery as payment of financial and bank obligations undertaken by the Company prior to the execution of such APE Agreement, the form of which - in Spanish - has been attached to the APE Agreement; (g) "Class C Directors" means the directors appointed by the owners of Class C ordinary shares pursuant to Section Sixteen of these Bylaws, or by all voting shareholders present at the relevant shareholders meeting, if Section Twenty-six of these Bylaws is applicable; (h) "Cash and Cash Equivalents" means the aggregate average amount of the consolidated monthly balance of cash and cash equivalents of the Company during the twelve (12) months preceding the incurrence of indebtedness, as determined by reference to the consolidated monthly balance sheets of the Company; (i) "Indebtedness" means (i) any indebtedness (including principal, interest, costs and court costs) of the Company for borrowed money (including, without limitation, debt acquired by means of an issue of debt securities, negotiable obligations, debentures or similar instruments), obligations for the deferred purchase price of goods and services (including, without limitation, debt under leasing agreements) and/or obligations in relation to letters of credit or similar instruments); (ii) any debts of third parties secured by any lien on any asset of the Company; (iii) any obligations under securities or indemnities given by the Company for the benefit of third parties; (iv) any obligations arising from interest rate hedging agreements, exchange agreements, currency swap agreements or other contracts or arrangements of a similar nature for protection against currency fluctuations; and (v) any debt as to the shareholders of the Company or its subsidiaries for declared dividends, a capital reduction, redemption and/or repayment of shares or any other similar event. Indebtedness does not include any endorsement of third-party instruments for the deposit or collection thereof in the ordinary course of business; (j) "Relatives" means, with respect to a shareholder, a director, and a senior manager, the respective spouses thereof and any ascendant and descendant blood relatives in first degree thereof; (k) "Capital Expenditures" means, with respect to any Person and for any period, the aggregate of any investments directly or indirectly made in equipment, fixed assets, real property or improvements therein or substitutions thereof, which have been or must be reflected as additions to plant and equipment in a consolidated balance sheet according to the GAAP; (l) "GCSA" means Grupo Clarin S.A., its Affiliates, subsidiaries and/or legal successors of GCSA and its Affiliates and/or subsidiaries; (m) "Controlling Group" means, with respect to any Person, the possession, whether directly or indirectly, through the ownership of capital stock, by contract or otherwise, of the right to appoint and/or remove a majority of the members of the board of directors or other governing body of such Person, or otherwise to control or have the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting rights, by contract or otherwise; (n) "Person" means any individual, corporation, limited liability company or other authorized types of business associations, transitory business association, trust, de facto association, unincorporated association or a government or any agency or political subdivision thereof; (n) "Non-Eligible Company" means Telecentro S.A., Supercanal Holding S.A. and their shareholders, Affiliates and subsidiaries; (o) "subsidiaries" means, with respect to any person, any corporation, association or other entity (i) of which at least a majority of the capital stock having voting rights to elect directors or managers is owned, whether directly or indirectly, by such person, or by such person and one or more subsidiaries of such person, and/or (ii) of which a majority of voting rights is owned, whether directly or indirectly, by such person, or by such person and one or more subsidiaries of such person; (p) "Special Subsidiaries" means, at any date of determination, any subsidiary of the Company (i) which for the most recent fiscal year of the Company obtained more than ten percent (10%) of the consolidated income of the Company, or (ii) at the end of the most recent fiscal year of the Company owned more than ten percent (10%) of the consolidated assets of the Company, based on the most recent consolidated financial statements of the Company available for such fiscal year; (q) "Third Party" or "Third Parties" means, with respect to the Company and/or its subsidiaries, (i) any individual that is not a shareholder, director, officer or employee of GCSA or any of its Affiliates, or a relative thereof, and/or (ii) any legal entity that is not an Affiliate of GCSA; (r) "Exchange Rate" means the exchange rate for the sale of U.S. dollars in pesos (or any currency of legal tender in Argentina at the date of payment), as quoted by Emerging Market Trading Association ("E.M.T.A.") and published in its Internet website www.emta.org/aservices/arsframeset.htm, http://www.emta.org.aservices.arsframeset.htm1 (or any other EMTA Internet website, if such address is changed) where such quotation may be published for the date in relation to which a conversion must be made, or (ii) if such exchange rate is not available on the date when the relevant calculation must be made, the selling exchange rate between the Argentine currency and the U.S. dollar at which any person could freely and effectively transfer funds abroad by means of a transfer, as reported by a well-reputed private commercial bank authorized to act as such in Argentina, or (iii) in the absence of such exchange rate due to any existing foreign exchange regulations or for other reason, the selling exchange rate implicit in any transfers made by means of a purchase of marketable instruments in Argentine currency in the secondary market in Argentina, for their immediate settlement, and the subsequent sale thereof on the same date of such transfer in New York, State of New York, United States of America, in exchange for U.S. dollars, as reported by a well-reputed private commercial bank authorized to act as such in Argentina; or (iv) in the absence of both exchange rates referred to above, the exchange rate pursuant to which it is possible to purchase U.S. dollars with Argentine pesos in New York, State of New York, United States of America, as reported by any of the Dealers; in the last three cases at the closing of operations on the date when the relevant calculation must be made; (s) "US$" means the currency of legal tender of the United States of America, any conversion of Argentine currency to US$ or vice versa shall be made at the Exchange Rate; (t) "Adjusted Nominal Value" means the amount resulting from (i) multiplying (a) the number of new shares issued upon the relevant capital increase, by (b) the price for the subscription of such shares (including their nominal value and issue premium), converted to its equivalent in U.S. dollars (US$) at the selling Exchange Rate prevailing on the date of subscription of such shares, and (ii) dividing the result thereof by eighty-seven cents (US$ 0.87); (u) "Vehicle" means any entity substantially having as its primary asset shares in the Company, it being understood that any entities having annual sales of at least fifteen million U.S. dollars (US$ 15,000,000), including sales by the Company or its subsidiaries, shall not be deemed a Vehicle; and (v) "Total Capital Stock" means the total number of ordinary shares (assuming for purposes of any determination thereof that such securities and instruments have been converted into ordinary shares at the time immediately preceding the determination of the total capital stock pursuant to the conditions for conversion corresponding to such securities).

PROVISIONAL SECTION A: This Provisional Section shall come into force as from the court approval of the acuerdo preventivo extrajudicial with creditors by the Company, if the shareholders meeting adopts these Bylaws before such court approval. The Company shall file an application for the approval of its admission to the public offer system, and the public offer of its capital stock and authorization for its Class D ordinary shares to be listed on the Buenos Aires Stock Exchange. For such purpose, the Company shall perform any acts and take any actions that may be necessary, including, without limitation, any acts and actions with the Argentine Securities Commission, other regulatory authorities that may correspond, if any, and the Buenos Aires Stock Exchange. The admission of the Company to the stock public offer system and listing of Class D ordinary shares shall have effect as from the court approval of the acuerdo preventivo extrajudicial with creditors of the Company, and as from such time, the capital stock shall be governed by the following provisions: (a) it shall be stated in the balance sheets, as shown by the last capital increase registered with the General Superintendency of Corporations as provided by statutory and regulatory rules in force. The capital stock may be increased by a resolution of an annual shareholders meeting without any limitation as to amount and without any amendment to the Bylaws (subject to the provisions contained in paragraph (D) of Section Twenty and in Section Twenty-five). Any changes in the capital stock during the most recent three (3) fiscal years shall be stated in a note to the balance sheet, indicating the amount thereof, the amount authorized for its public offer, and the non-paid in amount under applicable rules; (b) any future issue of Class D ordinary shares to be offered by subscription may be decided by an annual shareholders meeting having a quorum and by a majority of votes as specified by these Bylaws and pursuant to applicable regulations. A shareholders meeting may delegate to the Board of Directors the power to determine the date and manner of placement, and also the issue price, subject to objective guidelines that such shareholders meeting shall establish in each case; (c) the payment for new issues may be made in installments, if so resolved by the relevant shareholders meeting, in which case temporary certificates shall be issued, representing partially paid-in shares, pursuant to Section 208 of Law No. 19,550. A shareholders meeting may also provide for the release of subsequent assignors from the security created under Section 210 of Law No. 19,550. In relation to this matter, any present or future rules governing the conditions for stock exchange or over-the-counter trading of provisional certificates representing partially paid-in shares shall be applicable; (d) the minutes of a meeting evidencing the approval of a capital increase thereby may be turned into a public deed if the relevant shareholders meeting so resolves, and shall be registered with the Public Registry of Commerce.


PROVISIONAL SECTION B: Registration Rights. Should the Shareholders' Meeting adopt these Bylaws prior to the court approval of the "acuerdo preventivo extrajudicial" (the "APE"), this Provisional Section B will be effective as from the court approval. The Company will grant to the holders of Class C ordinary shares registration rights, on the terms and conditions set forth below. The Company and certain creditors of the Company have entered into an APE which has been judicially confirmed. Under the APE, the Company issued and delivered Class C ordinary shares of the Company (the "Class C Shares"). The Company has granted to the holders of the Class C Shares the following registration rights. ARTICLE
I. DEFINITIONS. As used herein, the terms defined below shall have the following meanings. Unless the context indicates otherwise, such terms may include the singular and plural, depending on their reference. "Ordinary Shares" means the Company's shares of common stock, whatever their class. "Registrable Shares" means any of the Class D ordinary shares resulting from the conversion of (i) any of the Class C Shares initially issued and delivered pursuant to the terms of the Company's APE, or (ii) any the Class C Shares issued or issuable in connection with the Class C Shares referred to in (i) above which may, by way of a stock dividend or stock split or in connection with a combination of shares, consolidation, recapitalization, merger or otherwise, be converted into Class C Shares. Registrable Shares shall lose their Registration Rights if (a) there is a valid registration statement in respect of the sale of such Ordinary Shares under the Securities Act and such securities have been disposed of under such registration statement, (b) such Registrable Shares have been sold in a public distribution, (c) such Registrable Shares cease to be outstanding, or (d) such Registrable Shares do not require registration or qualification under the Securities Act in connection with a sale or distribution to the public in the United States of America. "ADRs" shall have the meaning set forth in Section 7.1 of Article VII. "Registration Statement" means any Registration Statement filed with the SEC pursuant to the Securities Act. "Registration Rights" shall have the meaning set forth in Section 2.1(b) of Article II. "Board of Directors" means the Board of Directors of the Company. "Underwriter" means Merrill Lynch, Morgan Stanley Dean Witter, Salomon Smith Barney, Deutsche Bank, Credit Suisse First Boston, Goldman Sachs, UBS Warburg, JP Morgan, Lehman Brothers, Dresdner Kleinwort Benson, Bear Stearns, Lazard Freres, Fleet Bankboston, Credit Lyonnais or Santander or any successor or continuing entity thereof. "Registration Expenses" means any and all expenses incurred in complying with Sections 2.1 and
3.1 of this Provisional Section, including, without limitation, (i) all registration and filing fees of the SEC, the NASD and the New York Stock Exchange; (ii) all the fees and expenses of complying with state securities or blue sky laws (including fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the securities); (iii) all printing, messenger and delivery expenses; (iv) all fees and expenses incurred in connection with the listing of the securities on any securities exchange pursuant to Sections 2.1 and 3.1; (v) all fees and disbursements of counsel for the Company and of its independent public accountants, including the expense of any audits and/or audit reports required by, or necessary for, such registration; (vi) all reasonable fees and expenses of counsel, other than the counsel for the Company, appointed by the Holders of a majority of the securities being registered to represent all Selling Holders in connection with such registration (it being understood that any Holder may, at its own expense, hire its own counsel to represent it in connection with such registration); and
(vii) the reasonable fees and expenses of any special experts retained in connection with the required registration, but excluding all Selling Expenses, if any, incurred by a Selling Holder. "Selling Expenses" means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of the Registrable Shares by a Selling Holder. "Securities Act" means the U.S. Securities Act of 1933, and the rules and regulations of the SEC thereunder, as amended. "Exchange Act" means the U.S. Securities Exchange Act of 1934, and the rules and regulations thereunder, as amended. "Maximum Amount of the Offer" shall have the meaning set forth in Section 3.2. "Required Number of Holders" means Holders representing at least twenty percent (20%) of Registrable Shares. "Initial Public Offering" means the Initial Public Offering made by the Company of the Company's Ordinary Shares approved by the Board of Directors and registered with the SEC under the Securities Act. "Indemnified Parties" shall have the meaning set forth in Section 7.1. of Article VII. "Register", "Registered", and "Registration" refer to a registration effected by preparing and filing an appropriate Registration Statement or similar document in compliance with the Securities Act and to the statements or order declaring such Registration Statement effective. "Rule 144" or "Rule 144A" means Rule 144 or Rule 144A, respectively, adopted by the SEC under the Securities Act, as amended, or any similar or successor rules. "SEC" means the U.S. Securities and Exchange Commission. "Registration Request" shall have the meaning set forth in
Section 2.1(c) of Article II. "Holder" means each holder of the Registrable Shares. "Selling Holder" means a Holder that sells Registrable Shares pursuant to the exercise of the registration rights granted to such Holder under Articles II or III hereof. "Significant Transaction" means a significant transaction which the Company or any of its subsidiaries proposes to make or undertakes to make, including the purchase or sale of assets or securities, or a financing, merger, consolidation, public offering or any other material business development, in respect of which the Board of Directors has reasonably determined in good faith that the performance of the provisions of this Provisional Section may reasonably (i) materially interfere with the ability of the Company or its subsidiaries to complete such transaction on a timely basis, or (ii) require the Company to disclose material, confidential information on the business development prior to the time fixed therefor. ARTICLE II. DEMAND REGISTRATION. 2.1. Request for Registration. (a) If an Initial Public Offering has not been completed and subject to Section 2.1(c), the Required Number of Holders may at any time request the Company to, and the Company shall, file a Registration Statement under the Securities Act to effect an Initial Public Offering of the Registrable Shares held by Holders; provided, however, that as from the date of the approval of the public offering of the Company's shares by the Comision Nacional de Valores of the Republic of Argentina (the "CNV") and the authorization of the Buenos Aires Stock Exchange for the listing of the Class D Shares, the Company's obligation will be subject to the additional requirement that the valuation of the Company's capital stock (based on the minimum price taken from the price range proposed in the public offering as set forth in Section 2.1. (c)) shall be equal to or higher than six hundred and fifty million U.S. dollars (US$ 650,000,000). (b) At any time and from time to time after an Initial Public Offering and subject to Section 2.1(c), the Required Number of Holders will be entitled to request the Company to, and the Company shall, use its best efforts to effect the registration of the Registrable Shares required by the Holders, under a Registration Statement (together with the rights described in Section 2.1(a), the "Registration Rights"). (c) The Registration Rights granted under this Section 2.1 are subject to the following limitations: (i) such Registration Rights will be exercised by means of written notice to the Company (a "Registration Request") representing that the requesting Holders undertake to sell in a registered offering of Registrable Shares, Registrable Shares representing (a) in the event of the exercise of the first Registration Right, an anticipated placement amount of twenty-two point five million U.S. dollars (US$ 22,500,000), estimated pursuant to the criterion of an internationally recognized dealer or underwriter reasonably acceptable to the Company (it being understood that any Underwriter is reasonably acceptable to the Company) indicating that it is reasonable to expect that the proposed registered offering will be made at a price per share which will result in such anticipated placement amount, and (b) in the event of the exercise of the subsequent Registration Rights, an anticipated placement amount of forty million U.S. dollars (US$ 40,000,000), calculated on the basis of the Company's market capitalization as of the date of exercise of the Registration Right; (ii) only as from the date of approval of the public offering of the Company's shares by the CNV and the authorization of the Buenos Aires Stock Exchange for the listing of the Class D Shares, and only in the case of the first Registration Request, the Registration Request shall be accompanied by a letter addressed to the Company subscribed by an internationally recognized dealer or underwriter reasonably acceptable to the Company (it being understood that any Underwriter is reasonably acceptable to the Company), indicating that according to its professional opinion it is reasonable to expect that the proposed registration offer will be made at a price per share resulting in a total capital value equal to or higher than six hundred fifty million U.S. dollars (US$ 650,000,000); (iii) the Company shall not be required to effect more than three (3) registrations pursuant to this Section 2.1; (iv) the Company shall not be required to effect a registration pursuant to this Section 2.1 more than once during any consecutive 12-month period; and (v) the Company shall not be required to effect a registration pursuant to this Section 2.1 after the later to occur of the fifth (5th) anniversary of the Initial Offering of the Shares in the United States or the date corresponding to the first registration of registrable shares pursuant to Section 2.1. (d) No Holder may participate in an underwritten registration pursuant to this Section 2.1 (or exercise its right to register Ordinary Shares according to Section 3.1 in connection with a registration) unless such Holder (i) agrees to sell its Registrable Shares on the basis of the provisions of an underwriting agreement with one or more Underwriters selected by the Company and (ii) performs and executes all surveys, powers of attorney, indemnifications, underwriting agreements and other documents reasonably required under the terms and conditions of such underwriting agreements. 2.2. Priority of Registration. If a registration pursuant to this Section II involves an issuing offer and the Dealer in respect of such offer warns the Holders participating in such registration that, in its opinion, the number of the Ordinary Shares that the Holders and any other person intend to include in such registration exceeds the maximum amount of Ordinary Shares that can be sold in such offer without having an adverse effect on the offer of Ordinary Shares, then the Company shall include in such registration the number of Registrable Shares the inclusion of which in such registration was required pursuant to this Article II and Article III and which, in the opinion of such underwriter, may be sold without having the above-referenced adverse effect. The reduced number of Ordinary Shares will be distributed on a pro rata basis among the Holders participating in the Registration Request pursuant to
Section 2.1 and the Holders that have requested the registration of Ordinary Shares pursuant to 3.1, on the basis of the number of Ordinary Shares proposed to be sold by each of the Holders. ARTICLE III. PIGGY-BACK REGISTRATION. 3.1. Piggy-Back Registration Rights. As from the date of these Bylaws and for a period expiring on the later to occur of the fifth (5th) anniversary of the date of the Initial Offer of Shares or of the first registration of Registrable Shares according to Section 2.1, whenever the Company shall propose to register Ordinary Shares under the Securities Act by means of a Registration Statement (other than registration on Form S-4 or Form S-8, or a successor or other form for similar purposes), both in the case of a primary public offering as well as in the case of a placement of shares issued in favor of any holder of Ordinary Shares of the Company (including, without limitation, holders of Class A ordinary shares and/or Class B ordinary shares), each Holder will be entitled to request the Company to register such Holder's Registrable Shares, subject to the limitations set forth in Section 3.2. The Company shall forthwith give written notice to all Holders of its intention to register the Ordinary Shares and of the Holder's rights under Section 3.1. Upon a written request of a Holder made within fifteen (15) days of having received such notice (which request shall specify the Registrable Shares that intend to be registered), the Company shall use its best efforts to effect the registration of such Registrable Shares under the Securities Act. In the event the Company has decided to effect the Registration of newly issued shares on its own account (a) if at any time after giving written notice of its intention to register Ordinary Shares and before the Effective Date of the Registration Statement filed in connection with such registration, the Company should for any reason decide not to proceed with the proposed registration, then it may, at its option, give written notice of such decision to the Holders that have requested the registration under this Section
3.1 and, thereafter, it will be released from its obligation to register securities in connection with such registration terminated by the Company (but not from its obligation of paying the related Registration Expenses), without prejudice to a Holder's right to make a Registration Request under Section 2.1; and (b) if the registration involves an underwritten offer made by the Company, all the Holders that request the inclusion of such Registrable Shares in the Company's registration shall become a party to the underwriting agreements entered into by the Company and the Underwriters appointed by the Company, on the same terms and conditions applicable to the Company, except for the Company's obligation to pay all Registration Expenses and any other difference, including those relating to indemnifications and the customary or appropriate contributions of primary or secondary combined offerings. 3.2. Priority of Piggy-back Registration. If a registration under this Article III involves an offer by the Company and the Underwriter for such offer advises the Holders participating in such registration that, in its opinion, the number of Ordinary Shares that the Company, the Holders and any other person intend to include in such registration exceeds the maximum amount of Ordinary Shares that may be sold in such offer without it having an adverse effect on the offer (including, if applicable, the price at which the Company proposes to sell the Ordinary Shares or other securities) (the "Maximum Amount of the Offer"), then there shall be included in such registration, up to the Maximum Amount of the Offer, (x) first, all the new Ordinary Shares issued by means of an initial public offering proposed by the Company to be offered and sold for its account, and (y) second, all Registrable Shares requested by Holders to be included in such registration pursuant to Article III, and any other Ordinary Shares proposed to be included in such registration, provided the Ordinary Shares are distributed, if necessary, on a pro rata basis among Holders on the basis of the relative number of Ordinary Shares that such Holders have requested to include therein. ARTICLE
IV. EXPENSES. Except as provided in Section 5.1, the Company shall pay each and all the Registration Expenses in connection with the registration of the Registrable Shares required under the provisions of this Provisional Section, whether or not the Registration Statement presented in connection with such registration becomes effective. Each Holder requesting the registration of Registrable Shares shall bear its own Selling Expenses. ARTICLE V. PERFORMANCE OF REGISTRATION REQUESTS. 5.1. Effective Registration Statement. A registration pursuant to Articles II or III will be deemed to have been made once the Registration Statement becomes effective and continues to be in effect for the term set forth in Section 6.1(b). Any Holder may withdraw any registration requested at any time prior to the entry into force of the Registration Statement by means of notice in writing to the Company. However, if a Holder withdraws shares from the Registrable Shares requested to be registered according to Article III, then such withdrawing Holder shall reimburse to the Company any filing fees incurred by it upon effecting the registration on behalf of such withdrawing Holder. A registration request made in accordance with
Article II will not be considered to have taken place if (i) once the Registration Statement has become effective, such registration is subject to an injunction or to any other type of order or requirement of the SEC or any other governmental agency or court that may not be removed or stayed, provided that is not attributable to an action or omission by the Holders requesting registration, or (ii) the closing conditions specified in the underwriting agreement entered into in connection with such registration have not been complied with, provided that is not attributable to an action or omission by the Holders requesting registration. 5.2. Significant Transaction. (a) The Company may delay for a period of up to ninety (90) days (i) the filing or entry into force of any Registration Statement pursuant to Article II, or (ii) the preparation of any prospectus supplement or amendment pursuant to Section 6.1(e), in all cases in the event there is a Significant Transaction or if a Significant Transaction is pending at that moment. Furthermore, the Company may delay for a period of up to ninety (90) days the filing of any Registration Statement requested pursuant to Section 2.1 after having received a registration request in the event the Company intends to effect an underwritten public offering authorizing Holders to consolidate according to Section 3.1. In the event of such delay, the terms referred to in Articles II and III will be announced during the delay period for the registration of any Registration Statement or the provision of any supplemented or amended prospectus. (b) In the event the Company delays the filing of any registration statement or the provision of any supplemented or amended prospectus, it shall give notice thereof to all Holders participating in such registration, indicating that a Significant Transaction is pending and the expected delay. No Holder may request a registration pursuant to Article II until, as set forth in the following paragraph, the Company gives notice to the Holder that the relevant Significant Transaction has been publicly disclosed by the Company or that it has not been consummated. (c) In the event the Company delays the filing of any registration statement or the provision of any supplemented or amended prospectus pursuant to this Section 5.2 and such Significant Transaction is subsequently disclosed by the Company or not consummated, then the Company shall forthwith notify participating Holders thereof, whereupon any of them may exercise its right to request registration according to Article II promptly after having received such notice. (d) The Company may not delay the filing of any registration statement pursuant to this Section 5.2 for a term exceeding one hundred and eighty (180) days in any period of twelve (12) consecutive months and, the suspension of the filing of any registration statement pursuant to this Section 5.2 will not impair the right of any Holder to request the Company to effect the registration of such Holder's Registrable Shares pursuant to Article II hereof at a later date. ARTICLE VI. REGISTRATION PROCEDURES. 6.1. If and whenever the Company is required to use its reasonable efforts to effect the registration of Ordinary Shares under the Securities Act pursuant to these provisions, under this Provisional Section, the Company shall, as expeditiously as practicable: (a) prepare and file with the SEC a Registration Statement with respect to such Ordinary Shares of any class the registration of which has been requested by the Company at that moment or that the counsel to the Company deems appropriate, and use its reasonable efforts to cause such Registration Statement to become effective; provided, however, that before making such filing, the Company shall provide to the counsel appointed by the holders of the Registrable Shares to be included in such registration, a copy of all the documentation to be filed, which will be subject to the immediate review of such counsel; (b) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act relating to the disposition of the securities included in such Registration Statement, and use its reasonable efforts to cause such registration statement to become and remain effective prior to the earlier to occur of (i) the sale of all Registrable Shares or, in the event of an underwritten offer, until each underwriter has completed distribution of all the Registrable Shares included in such offer, and (ii) three (3) months after the date on which such registration statement becomes effective; (c) furnish to each Selling Holder such number of copies of the Registration Statement, as amended and supplemented (in all cases including all the corresponding exhibits), the prospectus included in the Registration Statement (including any preliminary prospectus and their corresponding supplements or amendments) and such other documents as such Holder may reasonably request; (d) use its reasonable efforts to register or qualify the Ordinary Shares covered by such Registration Statement under such securities or blue sky laws of such jurisdictions within the United States of America (including their possessions and territories) as are reasonably appropriate for the distribution of the Ordinary included in the Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business as a foreign company in any jurisdiction where - according to the requirements of this Section 6.1(d) - it is not so qualified, and it will not be subject to any tax of such jurisdiction or required to consent to the service of process in such jurisdiction; (e) forthwith notify each Holder of the Ordinary Shares covered by such Registration Statement, (i) when the Registration Statement and its supplements or amendments have been filed and, in the case of the Registration Statement or subsequent amendment, become effective, (ii) of the issuance and of any order suspending the effect of the Registration Statement (and the Company shall use its reasonable efforts to obtain the withdrawal of such order as soon as practicable) and (iii) in the event there is the requirement, at any time, to furnish a prospectus in connection with such Registration Statement under the Securities Act, of the moment on which the Company becomes aware that the prospectus included in the Registration Statement, then in effect, includes or may include an untrue statement of a material fact or omits or may omit the statement of a material fact required to be included in such prospectus or necessary to make the representations contained therein not misleading in light of the circumstances under which they were made, and upon request of such Holder, prepare and furnish to it as many copies of the supplemented or amended prospectus so that, once delivered to the purchasers of such Ordinary Shares, it does not include an untrue statement of a material fact or omit the statement of a material fact necessary to make the representations included therein, in the light of the circumstances under which they were made, not misleading; (f) otherwise use its reasonable efforts to comply with the applicable rules and regulations of the SEC and to provide Holders, as soon as practicable (but within a term not exceeding eighteen (18) months) after the effective date of the Registration Statement, a statement of results pursuant to the provisions of Section 11(a) of the Securities Act and the rules and regulations thereunder; (g) furnish, upon a request in writing made by any Holder requiring registration pursuant to Article II, an auditor's report prepared by the Company's independent accountants in the form customarily furnished and including such matters in connection with the Registration Statement as are customarily included in those reports and as reasonably required by the corresponding underwriter or the Holders of the majority of the Registrable Shares included in such registration, if applicable; (g) use its best efforts to cause the Registrable Shares to be listed on any securities exchange on which such Ordinary Shares are listed; (i) undertake and perform its obligations pursuant to customary agreements (including underwriting agreements) and take all measures deemed reasonable to effect or facilitate the disposal of such Ordinary Shares, including, without limitation, in the event of an underwritten registration, participating in meetings with proposed investors or securities analysts (including road shows); and (j) coordinate with the Selling Holders in the preparation of the material related to such Holder which, in such Holder's or its counsel's reasonable judgment, should be included in such Registration Statement. The Company may require each Holder included in the Registration Statement, as a condition precedent for the Company's obligations, to furnish the Company information on such Holder (to comply with the reporting requirements in connection with the registration and distribution of such Ordinary Shares) and the Registrable Shares represented by it, to the extent the Company requests such information with sufficient notice. ARTICLE VII. OBLIGATIONS IN CONNECTION WITH EXEMPTED SALES. ADRs PROGRAM. 7.1. The Company shall take all measures necessary and act in such a way so as to cause holders of Registrable Shares to qualify for the benefits of the SEC rules and regulations allowing the sale or public placement of Registrable Shares, or American Depositary Receipts ("ADRs") representing Registrable Shares, without effecting a Registration. To that end, the Company shall: (i) furnish and have at all times available public information on the terms of Rule 144 under the Securities Act; (ii) timely file with the SEC all the information and documentation the Company is required to file under the Securities At and the Exchange Act once the Company is subject to those reporting requirements; (iii) furnish upon request of any Holder of Registrable Shares (a) a sworn statement regarding the performance by the Company of the reporting requirements set forth in Rule 144 and in the Securities Act and Exchange Act, (b) a copy of the latest annual or quarterly financial statements, and (c) all the information, reports and documents, including, without limitation, documents filed with the SEC or controlling authorities in other jurisdictions, that the Holder of Registrable Shares may require to comply with the requirements of any SEC rule or regulation allowing the Holder to publicly sell or place its Registrable Shares without a Registration. 7.2. The Company shall provide in writing to the Holders that so require the information relating to the Company described in Rule 144A(d)4. Furthermore, the Company shall cooperate with and assist the Holder or any member of the PORTAL system of the NASD to request the authorization for the trading of the Registrable Shares, or the corresponding ADRs, through the PORTAL system. 7.3. Upon request of the Required Number of Holders, the Company shall sponsor a program for the issuance of ADRs representing Registrable Shares (which will be deposited with a depositary in the form of ADSs), for their placement under Rule 144A. To that end, the Company shall enter into within thirty (30) days after having received the request of the Required Number of Holders, a deposit agreement on customary market conditions, with a leading depositary authorized to issue ADRs, which shall cover all Registrable Shares of Holders who wish to participate in the program. The rights of Holders under this
Section 7.3 may be exercised at any time without any limitation, except that as from the date of approval of the public offering of the Company's shares by the CNV and the authorization of the Buenos Aires Stock Exchange for the listing of the Class D Shares, the Company's obligation under this Section 7.3 will be subject to the additional requirement that Holders enclose a letter addressed to the Company and executed by an internationally recognized dealer or underwriter, reasonably acceptable to the Company (it being understood that any Underwriter is reasonably acceptable to the Company) to the effect that in its judgment it is reasonable to expect that the proposed ADR offer will be made at a price per share resulting in an aggregate capital value equal to or higher than five hundred million U.S. dollars (US$ 500,000,000). 7.4. The Company shall provide Holders participating in the sale of ADRs with all the assistance necessary for the placement thereof, including, without limitation, the preparation of a prospectus and other required documentation. 7.5. All costs and expenses in connection with the obligations set forth in this Section, including, without limitation, those arising from the assumption of indemnification obligations, will be borne by the Company. ARTICLE VIII. INDEMNIFICATION. 8.1 Indemnification by the Company. In the event of a registration of any Registrable Shares under the Securities Act pursuant to Article II or III, the Company shall indemnify and hold harmless each Holder of Registrable Shares included in such registration, its directors, officers, employees, agents, and each person, if any, who controls such Holder within the meaning of the Securities Act (and the directors, officers, employees and agents of such controlling person) (together, the "Indemnified Parties"), against any expenses, losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject under the Securities Act, the Exchange Act or any other applicable law, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof, whether or not the Indemnified Party is a party thereto) arise out of or are based upon any untrue statement of any material fact contained in any Registration Statement under which such Ordinary Shares were registered pursuant to the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto; or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company shall reimburse each such Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such expense, loss, claim, damage or liability (or legal action or proceeding in connection thereto) arises out of or is based upon an untrue statement or omission made in such Registration Statement, said preliminary prospectus, final prospectus or summary prospectus or said amendment or supplement in reliance upon and in conformity with written information relating to such Indemnified Party furnished to the Company by such Indemnified Party specifically for use in the preparation thereof. This indemnification will remain in force irrespective of any investigation made by or on behalf of such Holder of the Indemnified Party and will survive the transfer of such Ordinary Shares by such Holder. 8.2. Indemnification by Holders. Each Holder requesting or participating in a registration, whether jointly or individually, shall indemnify and hold harmless (in the same way and subject to Section 7.1) the Company and any other Holder requesting or participating in a registration, and their respective directors, officers, employees and agents, and each person who controls them (and the directors, officers, employees and agents of such controlling person) in respect of any untrue statement of any material fact contained in any Registration Statement under which such Ordinary Shares were registered pursuant to the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto; or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; to the extent such statement or omission or alleged statement or omission have been made in reliance upon written information relating to such Holder furnished to the Company by such Holder specifically for use in the preparation thereof; provided, however, that no Holder will be liable under
Section 8.2 for any amount exceeding the net proceeds received by such Holder from the sale of the Ordinary Shares included in the Registration Statement, giving rise to the claim for indemnification. This indemnification will remain in force irrespective of any investigation made by or on behalf of the Company or any of the Holders, their respective directors, officers, employees, agents or controlling persons and will survive the transfer of such Ordinary Shares by such Holder. 8.3. Notices of Claims, etc. Promptly after receipt by an Indemnified Party of notice in writing of the commencement of any legal action or proceeding seeking indemnification or remediation, filed under this Article VII, such Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party, notify the Indemnifying Party in writing of the commencement thereof; but the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have under Sections 8.1 and 8.2, except to the extent it is materially prejudiced as result of such failure. Except as provided below, in case any such action shall be brought against the Indemnified Party, the Indemnifying Party shall be entitled to participate therein and to assume the defense thereof, jointly with any other Indemnifying Party who may have been simultaneously notified and, to the extent it shall wish, with counsel reasonably satisfactory to the Indemnified Party. The Indemnifying Party having notified the Indemnified Party of its decision to assume the defense of such action, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof (other than reasonable costs or investigation). In the event counsel for the Indemnified Party should inform it that a joint counsel for both parties could generate a conflict of interest between the Indemnified Party and the Indemnifying Party, then the Indemnified Party may employ another counsel acceptable for the Indemnifying Party to represent it or assume the defense of such Indemnified Party in the action in question. However, the Indemnifying Party will not bear the reasonable fees and expenses incurred for retaining more than one legal firm, in any case, for all Indemnified Parties (and not more than one different local legal firm, in any case, for all such Indemnified Parties) in such action. No Indemnifying Party will consent to any legal opinion or agreement no including as an unconditional term thereof, a liability exemption clause in respect of such claim or controversial matter, granted by the claimant or plaintiff in favor of the Indemnified Party. 8.4. Non Exclusivity. The obligations of the parties under this Article VIII are in addition to all the liabilities that each party shall assume, in any other circumstance, in respect of any other party. ARTICLE IX. MISCELLANEOUS. 9.1. Notices. All notices, requests and other communications hereunder shall be in writing and will be deemed validly given if delivered in person or sent by fax or mail (first class mail - prepaid postage) to the Parties, at the following addresses or fax numbers: To the Company, at: Multicanal S.A., Avalos 2057, C1431DPM Buenos Aires, Argentina. Fax number: 5411-4524-4847; Attention: Financial Manager. To the Holder, at: to the relevant Holder at the address appearing on the register kept by the Company for Class C Shares. Such notices, requests and other communications will be deemed effectively given (i) if delivered in person at the domiciles specified in this Section 9.1, upon their delivery, (ii) if sent by fax to the fax number specified in this Section 9.1, upon their receipt, and
(iii) if sent by mail in the way set forth above an to the address specified in this Section 9.1, upon their receipt (in each case, irrespective of the fact that such notice, request or other communication was received by a person other than the addressee of such notice, request or other communication under this
Section 9.1). Both the Company and the Holders may from time to time change their address, fax number or any other data for purposes of notices hereunder, by means of notice indicating such change to the other Parties hereof.